                                                                  EXECUTION COPY












                       AGREEMENT AND PLAN OF MERGER

                               BY AND AMONG

                    TRANSWESTERN PUBLISHING COMPANY LLC

                    WORLDPAGES MERGER SUBSIDIARY, INC.

                                    AND

                           WORLDPAGES.COM, INC.


                        DATED AS OF APRIL 26, 2001

                                                 TABLE OF CONTENTS

ARTICLE I.........................................................................................................2

DEFINITIONS.......................................................................................................2
         Section 1.1.      ACQUISITION PROPOSAL...................................................................2
         Section 1.2.      AFFILIATE..............................................................................2
         Section 1.3.      AGREEMENT..............................................................................2
         Section 1.4.      ALTERNATIVE ACQUISITION................................................................2
         Section 1.5.      AMENDMENT AGREEMENT....................................................................2
         Section 1.6.      AUTOMATIC REDEMPTION DATE..............................................................2
         Section 1.7.      CERTIFICATES...........................................................................2
         Section 1.8.      CERTIFICATE OF MERGER..................................................................2
         Section 1.9.      CLOSING; CLOSING DATE..................................................................2
         Section 1.10.     CODE...................................................................................2
         Section 1.11.     COMMITTEE..............................................................................3
         Section 1.12.     CONFIDENTIALITY AGREEMENT..............................................................3
         Section 1.13.     CONSTITUENT CORPORATIONS...............................................................3
         Section 1.14.     CONTRACTS..............................................................................3
         Section 1.15.     CONVERTIBLE DEBENTURES.................................................................3
         Section 1.16.     CREDIT AGREEMENT.......................................................................3
         Section 1.17.     DIRECTORS PLAN.........................................................................3
         Section 1.18.     DISSENTING SHARES......................................................................3
         Section 1.19.     EFFECTIVE TIME.........................................................................3
         Section 1.20.     EMPLOYEE OPTIONS.......................................................................3
         Section 1.21.     ERISA..................................................................................3
         Section 1.22.     EXCHANGE ACT...........................................................................3
         Section 1.23.     EXCHANGEABLE SHARE CONSIDERATION.......................................................4
         Section 1.24.     EXPENSES...............................................................................4
         Section 1.25.     FIDUCIARY DETERMINATION................................................................4
         Section 1.26.     FUNDED DEBT............................................................................4
         Section 1.27.     GAAP...................................................................................5
         Section 1.28.     GCL....................................................................................5
         Section 1.29.     GOVERNMENTAL AUTHORITY.................................................................5
         Section 1.30.     HSR ACT................................................................................5
         Section 1.31.     INDEMNIFIED PARTIES....................................................................5
         Section 1.32.     INTELLECTUAL PROPERTY..................................................................5
         Section 1.33.     IRS....................................................................................5
         Section 1.34.     KNOWLEDGE OF WPZ.......................................................................5
         Section 1.35.     LAW....................................................................................5
         Section 1.36.     LATEST BALANCE SHEET...................................................................5
         Section 1.37.     MATERIAL ADVERSE EFFECT................................................................6

                                                         i



         Section 1.38.     MERGER.................................................................................6
         Section 1.39.     MERGER CONSIDERATION...................................................................6
         Section 1.40.     MERGER SUBSIDIARY......................................................................6
         Section 1.41.     MSDW...................................................................................6
         Section 1.42.     NYSE...................................................................................6
         Section 1.43.     1997 PLAN..............................................................................6
         Section 1.44.     OPTIONS................................................................................6
         Section 1.45.     OTHER OPTIONS..........................................................................6
         Section 1.46.     OUT OF THE MONEY OPTION................................................................6
         Section 1.47.     OWNED REAL PROPERTY....................................................................6
         Section 1.48.     PARENT.................................................................................6
         Section 1.49.     PARENT'S REPRESENTATIVES...............................................................6
         Section 1.50.     PAYING AGENT...........................................................................7
         Section 1.51.     PAYMENT FUND...........................................................................7
         Section 1.52.     PERMITS................................................................................7
         Section 1.53.     PERMITTED ENCUMBRANCES.................................................................7
         Section 1.54.     PERMITTED INVESTMENTS..................................................................7
         Section 1.55.     PERSON.................................................................................7
         Section 1.56.     PROXY STATEMENT........................................................................7
         Section 1.57.     SEC....................................................................................7
         Section 1.58.     SECURITIES ACT.........................................................................7
         Section 1.59.     SELLERS................................................................................7
         Section 1.60.     SHARES.................................................................................8
         Section 1.61.     SPECIAL MEETING........................................................................8
         Section 1.62.     STOCK OPTION PLANS.....................................................................8
         Section 1.64.     SUBSIDIARY; SUBSIDIARIES...............................................................8
         Section 1.65.     SUPERIOR PROPOSAL......................................................................8
         Section 1.66.     SURVIVING CORPORATION..................................................................8
         Section 1.67.     TAX RETURNS............................................................................8
         Section 1.68.     TAXES..................................................................................8
         Section 1.69.     WPZ AFFILIATES.........................................................................9
         Section 1.70.     WPZ BENEFIT PLANS......................................................................9
         Section 1.71.     WPZ COMMON STOCK.......................................................................9
         Section 1.72.     WPZ COMPANIES..........................................................................9
         Section 1.73.     WPZ ERISA PLAN.........................................................................9
         Section 1.74.     WPZ EXPENSES...........................................................................9
         Section 1.75.     WPZ FISCAL FINANCIAL STATEMENTS........................................................9
         Section 1.76.     WPZ PREFERRED STOCK....................................................................9
         Section 1.77.     WPZ'S REPRESENTATIVES..................................................................9
         Section 1.78.     WPZ SEC REPORTS........................................................................9


                                                        ii



ARTICLE II
         [RESERVED]..............................................................................................10

ARTICLE III
         THE MERGER..............................................................................................10
         Section 3.1.      THE MERGER............................................................................10
         Section 3.2.      CLOSING...............................................................................10
         Section 3.3.      EFFECTIVE TIME OF THE MERGER..........................................................10
         Section 3.4.      EFFECTS OF THE MERGER.................................................................10
         Section 3.5.      STOCKHOLDERS' MEETING.................................................................11
         Section 3.6.      WPZ APPROVAL; REPRESENTATIONS AND WARRANTIES..........................................12
         Section 3.7.      PREPARATION OF PROXY STATEMENT AND OTHER FILINGS; INFORMATION.........................12
         Section 3.8.      EXCHANGE ACT AND NYSE FILINGS; STATE TAKEOVER LAWS....................................12

ARTICLE IV
         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
         THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES..................................................13
         Section 4.1.      EFFECT ON CAPITAL STOCK...............................................................13
         Section 4.2.      CONVERSION OF SECURITIES..............................................................13
         Section 4.3.      PAYMENT FOR SHARES....................................................................14
         Section 4.4.      STOCK TRANSFER BOOKS..................................................................16
         Section 4.5.      STOCK OPTIONS AND WARRANTS............................................................16
         Section 4.6.      DISSENTING SHARES.....................................................................17
         Section 4.7.      CONVERTIBLE DEBENTURES................................................................17
         Section 4.8.      CLASS A SPECIAL SHARES................................................................17

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF
         PARENT AND MERGER SUBSIDIARY............................................................................17
         Section 5.1.      ORGANIZATION AND AUTHORITY............................................................18
         Section 5.2.      AUTHORITY RELATIVE TO THIS AGREEMENT..................................................18
         Section 5.3.      CONSENTS AND APPROVALS................................................................18
         Section 5.4.      INFORMATION SUPPLIED..................................................................19
         Section 5.5.      FINANCIAL CAPABILITY..................................................................19
         Section 5.6.      FEES AND EXPENSES OF BROKERS AND OTHERS...............................................19

ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF WPZ...................................................................20
         Section 6.1.      ORGANIZATION AND AUTHORITY OF THE WPZ COMPANIES.......................................20
         Section 6.2.      CAPITALIZATION........................................................................20
         Section 6.3.      AUTHORITY RELATIVE TO THIS AGREEMENT..................................................21
         Section 6.4.      CONSENTS AND APPROVALS; NO VIOLATIONS.................................................22
         Section 6.5.      REPORTS...............................................................................22

                                                        iii




         Section 6.6.      ABSENCE OF CERTAIN EVENTS.............................................................23
         Section 6.7.      LITIGATION............................................................................24
         Section 6.8.      TITLE TO AND SUFFICIENCY OF ASSETS....................................................24
         Section 6.9.      CONTRACTS.............................................................................25
         Section 6.10.     COLLECTIVE BARGAINING AGREEMENT.......................................................25
         Section 6.11.     EMPLOYEE BENEFIT PLANS................................................................26
         Section 6.12.     TAX MATTERS...........................................................................26
         Section 6.13.     REAL PROPERTY.........................................................................28
         Section 6.14.     COMPLIANCE WITH LAW...................................................................28
         Section 6.15.     TRANSACTIONS WITH AFFILIATES..........................................................29
         Section 6.16.     FEES AND EXPENSES OF BROKERS AND OTHERS...............................................29
         Section 6.17.     ABSENCE OF UNDISCLOSED LIABILITIES; GUARANTEES........................................30
         Section 6.18.     ENVIRONMENTAL MATTERS.................................................................30
         Section 6.19.     INFORMATION SUPPLIED..................................................................30
         Section 6.20.     FUNDED DEBT...........................................................................31
         Section 6.21.     RELATIONSHIPS.  ......................................................................31
         Section 6.22.     INTELLECTUAL PROPERTY.................................................................31
         Section 6.23.     PUBLICATIONS IN PROCESS...............................................................32
         Section 6.24.     LIST OF PUBLICATIONS..................................................................32
         Section 6.25.     REPLACEMENT OF PHONE LISTINGS.  ......................................................32
         Section 6.26.     ACCOUNTS RECEIVABLES..................................................................32

ARTICLE VII
         COVENANTS...............................................................................................33
         Section 7.1.      CONDUCT OF THE BUSINESS OF WPZ........................................................33
         Section 7.2.      NO SOLICITATION.......................................................................35
         Section 7.3.      ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT......................................36
         Section 7.4.      REASONABLE COMMERCIAL EFFORTS.........................................................37
         Section 7.5.      CONSENTS..............................................................................37
         Section 7.6.      PUBLIC ANNOUNCEMENTS..................................................................37
         Section 7.7.      INDEMNIFICATION; INSURANCE............................................................37
         Section 7.8.      NOTIFICATION OF CERTAIN MATTERS.......................................................38
         Section 7.9.      RESIGNATIONS..........................................................................39
         Section 7.10.     FINANCIAL STATEMENTS..................................................................39

ARTICLE VIII
         CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER......................................................39
         Section 8.1.      CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..................39
         Section 8.2.      CONDITIONS PRECEDENT TO OBLIGATIONS OF WPZ............................................40
         Section 8.3.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY...................40

ARTICLE IX
         TERMINATION; AMENDMENT; WAIVER..........................................................................43

                                                        iv



         Section 9.1.      TERMINATION...........................................................................43
         Section 9.2.      EFFECT OF TERMINATION.................................................................44
         Section 9.3.      TERMINATION FEES......................................................................45
         Section 9.4.      AMENDMENT.............................................................................45
         Section 9.5.      EXTENSION; WAIVER.....................................................................45

ARTICLE X
         MISCELLANEOUS...........................................................................................46
         Section 10.1.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES............................................46
         Section 10.2.     ENTIRE AGREEMENT; ASSIGNMENT..........................................................46
         Section 10.3.     NOTICES...............................................................................46
         Section 10.4.     GOVERNING LAW; CONSENT TO JURISDICTION................................................47
         Section 10.5.     DESCRIPTIVE HEADINGS..................................................................48
         Section 10.6.     PARTIES IN INTEREST...................................................................48
         Section 10.7.     COUNTERPARTS..........................................................................48
         Section 10.8.     SPECIFIC PERFORMANCE..................................................................48
         Section 10.9.     FEES AND EXPENSES.....................................................................48
         Section 10.10.    SEVERABILITY..........................................................................48

ANNEXES AND EXHIBITS

Exhibit 1.33                         Knowledge of WPZ
Exhibit 6.1A                         WPZ Subsidiaries
Exhibit 6.2                          WPZ Companies' Outstanding Options, Warrants, Subscriptions or Other Rights
Exhibit 6.4                          WPZ Required Consents
Exhibit 6.6                          Adverse Changes Affecting WPZ Companies
Exhibit 6.7                          WPZ Litigation
Exhibit 6.8                          Certain Permitted Liens
Exhibit 6.9                          WPZ Contracts
Exhibit 6.10                         WPZ Labor Matters
Exhibit 6.11                         WPZ Benefit Plans
Exhibit 6.12                         Tax Matters Concerning WPZ
Exhibit 6.13                         WPZ Real Property
Exhibit 6.15                         Transactions With Affiliates by WPZ
Exhibit 6.17                         Absence of Undisclosed Liabilities
Exhibit 6.20                         WPZ Funded Debt
Exhibit 6.21                         Certain Relationships
Exhibit 6.22                         WPZ Intellectual Property
Exhibit 6.24                         List of Publications
Exhibit 7. 1A                        Conduct of the Business of WPZ
Exhibit 7.1B                         Representatives
Exhibit 7.7                          Indemnification Agreements

                                                         v



Exhibit 8.3(h)  Form of Opinion of Swidler Berlin Shereff Friedman, LLP
Exhibit 8.3(k)  Form of WPZ Officer's Certificate
Exhibit 8.3(n)  Form of Bank of America, N.A. Payoff Letter

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of April 26, 2001 (this "Agreement"), by and among, TransWestern Publishing Company LLC, a Delaware limited liability company ("Parent"), WorldPages Merger Subsidiary, Inc., a Delaware corporation ("Merger Subsidiary"), and WorldPages.com, Inc., a Delaware corporation ("WPZ"). Capitalized terms used below have the meanings assigned such terms in Article I.

                                    RECITALS

         WHEREAS, the respective Board of Directors of Parent and Merger Subsidiary have unanimously approved the acquisition of WPZ by Merger Subsidiary and the Board of Directors of WPZ have unanimously approved the acquisition of WPZ by Merger Subsidiary, by means of the merger of Merger Subsidiary with and into WPZ (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which the holders of Shares will be entitled to receive the Merger Consideration with respect to their shares and the WPZ Series B Preferred Stock would be redeemed automatically at a price of $1 per share; and

         WHEREAS, the Board of Directors of WPZ (the "Board of Directors") has, in light of and subject to the terms and conditions set forth herein, (i) determined that (A) the consideration to be paid for each Share in the Merger is fair to the stockholders of WPZ, (B) the Merger is otherwise in the best interests of WPZ and its stockholders, (C) this Agreement is not subject to the restrictions on business combinations contained in Section 203 of the GCL and (D) each Other Option that is an Out of the Money Option has no value because the per share portion of the Merger Consideration is less than the exercise price required to be paid to receive such Merger Consideration, such Merger Consideration is the only consideration which the holder of such Out of the Money Option is entitled to receive upon exercise thereof, and therefore such Out of the Money Option can be canceled and will be canceled as part of and upon consummation of the Merger and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby, to submit this Agreement to WPZ stockholders for their consideration and approval and to recommend approval and adoption by the stockholders of WPZ of this Agreement; and

         WHEREAS, simultaneously with the execution of this Agreement, the Sellers have executed and delivered a Voting Agreement to Parent whereby the Sellers have agreed, subject to termination of this Agreement under Section 9.1(i), to vote their Shares in favor of the Merger and the transactions contemplated hereby; and

         WHEREAS, Parent, Merger Subsidiary and WPZ desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof;

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. ACQUISITION PROPOSAL. "Acquisition Proposal" shall have the meaning set forth in SECTION 7.2(a) hereof.

         Section 1.2. AFFILIATE. "Affiliate" shall have the meaning set forth in SECTION 6.15 hereof, except when such term refers to an Affiliate of Parent the word "Parent" shall be substituted for WPZ and WPZ Companies in the definition set forth in SECTION 6.15.

         Section 1.3. AGREEMENT. "Agreement" shall mean this Agreement, together with the Annexes and Exhibits attached hereto, as amended from time to time in accordance with the terms hereof.

         Section 1.4. ALTERNATIVE ACQUISITION. "Alternative Acquisition" shall have the meaning given in SECTION 9.3(b) hereof.

         Section 1.5. AMENDMENT AGREEMENT. "Amendment Agreement" shall have the meaning given in SECTION 8.3(n) hereof.

         Section 1.6. AUTOMATIC REDEMPTION DATE. "Automatic Redemption Date" shall have the meaning set forth in Appendix A to the Articles of Association of ACG Exchange Company.

         Section 1.7. CERTIFICATES. "Certificates" shall have the meaning given in SECTION 4.3(b) hereof.

         Section 1.8. CERTIFICATE OF MERGER. "Certificate of Merger" shall have the meaning given in SECTION 3.3 hereof.

         Section 1.9. CLOSING; CLOSING DATE. "Closing" shall mean the closing held pursuant to SECTION 3.2 hereof, and "Closing Date" shall mean the date on which the Closing occurs.

         Section 1.10. CODE. "Code" shall mean, as appropriate, the Internal Revenue Code of 1954 or of 1986, each as amended.

         Section 1.11. COMMITTEE. "Committee" shall have the meaning given to such term in the 1997 Plan.

         Section 1.12. CONFIDENTIALITY AGREEMENT. "Confidentiality Agreement" shall mean the letter agreement, dated as of December 11, 2000, between Parent and WPZ.

         Section 1.13. CONSTITUENT CORPORATIONS. "Constituent Corporations" shall have the meaning given in SECTION 3.1 hereof.

         Section 1.14. CONTRACTS. "Contracts" shall mean contracts, agreements, leases, licenses, arrangements, understandings, relationships and commitments required by SECTION 6.9 to be set forth in EXHIBIT 6.9; provided that as such term is used in SECTION 7.1, the term "Contracts" shall include any contract with aggregate obligations in excess of $100,000 or obligations in excess of $50,000 per annum.

         Section 1.15. CONVERTIBLE DEBENTURES. "Convertible Debentures" shall have the meaning given in SECTION 4.7 hereof.

         Section 1.16. CREDIT AGREEMENT. "Credit Agreement" shall have the meaning given in SECTION 8.3(f) hereof.

         Section 1.17. DIRECTORS PLAN. "Directors Plan" shall have the meaning given in SECTION 4.5 hereof.

         Section 1.18. DISSENTING SHARES. "Dissenting Shares" shall have the meaning given in SECTION 4.6 hereof.

         Section 1.19. EFFECTIVE TIME. "Effective Time" shall have the meaning given in SECTION 3.3 hereof.

         Section 1.20. EMPLOYEE OPTIONS. "Employee Options" shall have the meaning given in SECTION 4.5 hereof.

         Section 1.21. ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         Section 1.22. EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         Section 1.23. EXCHANGEABLE SHARE CONSIDERATION. "Exchangeable Share Consideration" shall have the meaning set forth in Appendix A to the Articles of Association of ACG Exchange Company.

         Section 1.24. EXPENSES. "Expenses" shall mean all (a) legal, accounting and consulting fees and expenses, (b) travel related expenses, (c) commitment and other fees and expenses of Parent's financing sources and (d) any out-of-pocket cost or expense, in each case, of Parent, its officers, directors or Affiliates incurred with respect to the transactions contemplated hereby, the evaluation of WPZ or otherwise relating to the negotiation, consummation and enforcement of this Agreement.

         Section 1.25. FIDUCIARY DETERMINATION. Fiduciary Determination shall mean a good faith determination by the Board of Directors of WPZ, based upon and in accordance with the written reasoned advice of independent legal counsel, that a proposed action is necessary for the Board of Directors of WPZ to comply with its fiduciary duties to WPZ's stockholders under applicable law.

         Section 1.26. FUNDED DEBT. "Funded Debt" of any Person shall mean, without duplication, (i) all indebtedness for borrowed money or issued in exchange or substitution for borrowed money (including, without limitation, indebtedness evidenced by issued but uncashed checks or as amounts drawn against overdraft lines of credit), (ii) all liabilities of such Person evidenced by any note, bond, debenture or other debt security, (iii) all liabilities of such Person for the deferred purchase price of property or services (excluding operating leases) with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise, including, without limitation, all incurred but unpaid liabilities with respect to former employees for which such Person is liable and all liabilities (whether earn-outs, indemnity payments, non-compete payments, consulting payments, bonuses, commissions or other forms of compensation or other similar payments) that may be payable as a result of or in connection with (x) the Merger or (y) any acquisition of, or investments in, another Person or in the assets of another Person (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due) by such Person, (iv) all commitments by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), other than such commitments that have been entered into in the ordinary course of business which are not more than six months past due, (v) all liabilities guaranteed in any manner by such Person (including guarantees in the form of an agreement to repurchase or reimburse, but excluding the guaranty of any WPZ Subsidiary of WPZ indebtedness that is considered Funded Debt), (vi) all liabilities under capitalized leases with respect to which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations another Person assures a creditor against loss; and (vii) any fees, penalties (including any prepayment or similar penalties triggered upon the consummation of the transactions contemplated hereunder) or accrued and unpaid interest on any of the foregoing items.

         Section 1.27. GAAP. "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

         Section 1.28. GCL. "GCL" shall mean the Delaware General Corporation Law, as amended.

         Section 1.29. GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

         Section 1.30. HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Section 1.31. INDEMNIFIED PARTIES. "Indemnified Parties" shall have the meaning given in SECTION 7.7(a) hereof.

         Section 1.32. INTELLECTUAL PROPERTY. "Intellectual Property" means all of the following: (i) patents and registered designs, including all registrations of, and applications for the registration of the same; (ii) copyrights, including information regarding each registration and pending application to register any copyrights; (iii) trademarks, servicemarks, slogans, trade names, trade dress and the like (collectively, and together with the associated goodwill of each, "Trademarks"), including information regarding each registration and pending application to register any such Trademarks; (iv) inventions, confidential processes, methods, patterns, devices, formulas, trade secrets and other know-how; (v) domestic and foreign domain name registrations and applications for registration; (vi) computer software (including, without limitation, data, data bases and documentation); and (vii) any licenses, agreements or permissions in connection with any of the foregoing.

         Section 1.33.     IRS. "IRS" shall mean the Internal Revenue Service.

         Section 1.34. KNOWLEDGE OF WPZ. "Knowledge of WPZ" shall mean the actual knowledge, after due inquiry, of those officers of the WPZ Companies identified on EXHIBIT 1.33 attached hereto.

         Section 1.35. LAW. "Law" shall mean any federal, state, provincial, local or other law, order, decree, judgment or other requirement of any kind of any Governmental Authority, and the rules, regulations and orders promulgated thereunder.

         Section 1.36. LATEST BALANCE SHEET. "Latest Balance Sheet" shall have the meaning set forth in SECTION 6.12(vii).

         Section 1.37. MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean, with respect to WPZ or the WPZ Companies, a material adverse effect on the business, operations, assets, liabilities, financial condition, results of operations, prospects or value of the WPZ Companies, taken as a whole and, with respect to Parent, a material adverse effect on the business, operations, assets, liabilities, financial condition, results of operations, prospects or value of Parent and its Subsidiaries, taken as a whole.

         Section 1.38. MERGER. "Merger" shall mean the merger of Merger Subsidiary with and into WPZ at the Effective Time.

         Section 1.39. MERGER CONSIDERATION. "Merger Consideration" shall mean $3.00 per Share.

         Section 1.40. MERGER SUBSIDIARY. "Merger Subsidiary" shall mean Worldpages Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Parent.

         Section 1.41. MSDW. "MSDW" shall mean Morgan Stanley & Co., Inc., financial advisors to WPZ.

         Section 1.42. NYSE. "NYSE" shall mean the New York Stock Exchange.

         Section 1.43. 1997 PLAN. "1997 Plan" shall have the meaning given in
SECTION 4.5 hereof.

         Section 1.44. OPTIONS. "Options" shall have the meaning given in
SECTION 4.5 hereof.

         Section 1.45. OTHER OPTIONS. "Other Options" shall have the meaning given in SECTION 4.5 hereof.

         Section 1.46. OUT OF THE MONEY OPTION. "Out of the Money Option" shall mean any Option, the exercise price of which is equal to or greater than the Merger Consideration.

         Section 1.47. OWNED REAL PROPERTY. "Owned Real Property" shall have the meaning given in SECTION 6.13 hereof.

         Section 1.48. PARENT. "Parent" shall mean TransWestern Publishing Company, LLC, a Delaware limited liability company.

         Section 1.49. PARENT'S REPRESENTATIVES. "Parent's Representatives" shall have the meaning given in SECTION 7.1(b) hereof.

         Section 1.50. PAYING AGENT. "Paying Agent" shall mean Continental Stock Transfer Company.

         Section 1.51. PAYMENT FUND. "Payment Fund" shall have the meaning given in SECTION 4.3(a) hereof.

         Section 1.52. PERMITS. "Permits" shall mean permits, licenses and governmental authorizations, registrations and approvals.

         Section 1.53. PERMITTED ENCUMBRANCES. "Permitted Encumbrances" shall mean with respect to each parcel of Owned Real Property: (a) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such parcel which are not due and payable as of the Closing Date or which are being contested in good faith and for which adequate reserves therefor have been made; (b) mechanics and similar statutory liens for labor, materials or supplies provided with respect to such parcel incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a Material Adverse Effect on the WPZ Companies, taken as a whole; (c) zoning, building and other land use laws imposed by any Governmental Authority having jurisdiction over such parcel which are not violated by the current use or occupancy of such parcel or the operation of the business thereon; and (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such parcel which do not or would not materially impair the use or occupancy of such parcel in the operation of the business.

         Section 1.54. PERMITTED INVESTMENTS. "Permitted Investments" shall have the meaning given in SECTION 4.3(a) hereof.

         Section 1.55. PERSON. "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         Section 1.56. PROXY STATEMENT. "Proxy Statement" shall have the meaning given in SECTION 3.5(a) hereof.

         Section 1.57. SEC. "SEC" shall mean the Securities and Exchange Commission.

         Section 1.58. SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         Section 1.59. SELLERS. "Sellers" shall mean, collectively, all of the Persons identified on Schedule A to the Voting Agreement; each, a "Seller".

         Section 1.60. SHARES. "Shares" shall mean shares of WPZ Common Stock.

         Section 1.61. SPECIAL MEETING. "Special Meeting" shall have the meaning given in SECTION 3.5(a) hereof.

         Section 1.62. STOCK OPTION PLANS. "Stock Option Plans" shall have the meaning given in SECTION 4.5 hereof.

         Section 1.63. STOCK PURCHASE. "Stock Purchase" shall have the meaning given in SECTION 9.3(b).

         Section 1.64. SUBSIDIARY; SUBSIDIARIES. "Subsidiary" shall mean (i) each corporate entity with respect to which a party has the right to vote (directly or indirectly through one or more other entities or otherwise) shares representing 50% or more of the votes eligible to be cast in the election of directors of such entity, (ii) any partnership or limited liability company of which a party is the general partner or a managing member, as the case may be, and (iii) each other corporate entity which constitutes a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X adopted under the Exchange Act (collectively "Subsidiaries").

         Section 1.65. SUPERIOR PROPOSAL. Superior Proposal shall mean an unsolicited Acquisition Proposal that the Board of Directors of WPZ determines in good faith, based upon and in accordance with the written advice of an independent financial advisor of nationally recognized reputation, is (a) more favorable from a financial point of view to WPZ's stockholders (taking into account financing contingencies) than the Merger (including, for purposes of such comparison, any adjustment to the terms and conditions thereof proposed in writing by Merger Subsidiary and Parent in response to such Acquisition Proposal) and (b) likely to be consummated in a timely manner.

         Section 1.66. SURVIVING CORPORATION. "Surviving Corporation" shall have the meaning given in SECTION 3.1 hereof.

         Section 1.67. TAX RETURNS. "Tax Returns" shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign Governmental Authority, or otherwise retained, with respect to Taxes or the WPZ Benefit Plans.

         Section 1.68. TAXES. "Taxes" shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local or foreign Governmental Authority or any political subdivision thereof, including without limitation income, gross receipts, AD VALOREM, value added, minimum tax, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

         Section 1.69. WPZ AFFILIATES. "WPZ Affiliates" shall have the meaning given in SECTION 6.15 hereof.

         Section 1.70. WPZ BENEFIT PLANS. "WPZ Benefit Plans" shall have the meaning given in SECTION 6.11(a) hereof.

         Section 1.71. WPZ COMMON STOCK. "WPZ Common Stock" shall mean the common stock, $.0001 par value, of WorldPages.com, Inc.

         Section 1.72. WPZ COMPANIES. "WPZ Companies" shall mean WorldPages.com, Inc. and its Subsidiaries.

         Section 1.73. WPZ ERISA PLAN. "WPZ ERISA Plan" shall have the meaning given in SECTION 6.11(a) hereof.

         Section 1.74. WPZ EXPENSES. "WPZ Expenses" shall mean all (a) legal, accounting, investment banking, consulting and similar fees and expenses, (b) travel and related expenses and (c) all other out of pocket fees and expenses, in each case, incurred by WPZ and its Subsidiaries (or for which WPZ and its Subsidiaries are responsible) in connection with the transactions contemplated hereby.

         Section 1.75. WPZ FISCAL FINANCIAL STATEMENTS. "WPZ Fiscal Financial Statements" shall mean the audited consolidated balance sheet of WPZ, as of December 31, 2000, and the related audited consolidated statements of earnings, stockholders' equity and cash flows for the fiscal year then ended, together with the notes thereto.

         Section 1.76. WPZ PREFERRED STOCK. "WPZ Preferred Stock" shall mean the preferred stock, $.0001 par value per share, of WorldPages.com, Inc.

         Section 1.77. WPZ'S REPRESENTATIVES. "WPZ' s Representatives" shall have the meaning given in SECTION 7.1(b) hereof.

         Section 1.78. WPZ SEC REPORTS. "WPZ SEC Reports" shall mean all documents filed by WPZ with the SEC pursuant to the Exchange Act or the Securities Act.

                                   ARTICLE II
                                   [RESERVED]

                            Intentionally Left Blank

                                   ARTICLE III
                                   THE MERGER

         Section 3.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the GCL, Merger Subsidiary shall be merged with and into WPZ at the Effective Time. At the Effective Time, the separate corporate existence of Merger Subsidiary shall cease, and WPZ shall continue as the surviving corporation and direct wholly-owned subsidiary of Parent (Merger Subsidiary and WPZ are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, WPZ is sometimes hereinafter referred to as the "Surviving Corporation"), and shall continue under the name "WorldPages.com, Inc.," and shall continue to be governed by the laws of the State of Delaware.

         Section 3.2. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
SECTION 9.1, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on the third business day following satisfaction or waiver of the conditions set forth in ARTICLE VIII (the "Closing Date"), at the office of Kirkland & Ellis, in Chicago, Illinois, unless another date, time or place is agreed to in writing by the parties hereto.

         Section 3.3. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the GCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         Section 3.4.      EFFECTS OF THE MERGER.

                  (a) The Merger shall have the effects as set forth in the applicable provisions of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of WPZ and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of WPZ and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

                  (b) The directors and the officers of Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                  (c) The Certificate of Incorporation of Merger Subsidiary immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter duly amended in accordance with the terms thereof and the GCL.

                  (d) The Bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter duly amended in accordance with the terms thereof, the Certificate of Incorporation and the GCL.

         Section 3.5.      STOCKHOLDERS' MEETING.

                  (a) WPZ, acting through its Board of Directors, shall, in accordance with applicable Law and WPZ's Certificate of Incorporation and
Bylaws:

                           (i)      duly call, set a record date for, give
notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable for the purpose of considering and taking action upon the Merger and this Agreement;

                           (ii)     submit this Agreement and the Merger to
the WPZ stockholders for their consideration at the Special Meeting;

                           (iii)    as promptly as practicable prepare and
file with the SEC a preliminary proxy statement relating to the Merger and this Agreement, and (u) obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined), (v) after consultation with Parent, use its reasonable commercial efforts to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement, (w) furnish all information regarding WPZ and its Subsidiaries required in the Proxy Statement or otherwise by the SEC (including, without limitation, financial statements and supporting schedules and certificates and, reports of independent public accountants), (x) cause a definitive proxy statement prepared in connection with the Merger (the "Proxy Statement") to be mailed to its stockholders, (y) use its reasonable commercial efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders, and (z) use its reasonable commercial efforts otherwise to comply with all legal requirements applicable to such meeting;

                           (iv)     subject to the WPZ Board of Directors
making a Fiduciary Determination after receiving a Superior Proposal to change its recommendation, include in the Proxy Statement the recommendation of WPZ's Board of Directors that stockholders of WPZ vote in favor of the approval of the Merger and this Agreement (the "Company Recommendation");

                           (v)      subject to the WPZ Board of Directors
making a Fiduciary Determination after receiving a Superior Proposal to change the Company Recommendation, take all action to solicit from WPZ stockholders proxies and take all other action necessary or advisable to secure the approval of the stockholders required by the GCL and any other applicable law and WPZ's Certificate of Incorporation and Bylaws and necessary to satisfy the condition set forth in SECTION 8.1(a) hereof.

         Section 3.6. WPZ APPROVAL; REPRESENTATIONS AND WARRANTIES. WPZ hereby approves of and consents to the Merger and represents and warrants that the Board of Directors (at a meeting duly called and held) has (A) unanimously determined that each of this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of WPZ and all of its stockholders, (B) approved this Agreement and the transactions contemplated hereby, including the Merger, (C) resolved to elect not to be subject to any state takeover law that is or purports to be applicable to the Merger or the transactions contemplated by this Agreement, (D) taken all steps necessary to render SECTION 203 of the GCL inapplicable to this Agreement, and the transactions contemplated hereby and thereby, including the Merger, (E) resolved that each Other Option that is an Out of the Money Option has no value because the per share portion of the Merger Consideration is less than the exercise price required to be paid to receive such Merger Consideration; such Merger Consideration is the only consideration the holder is entitled to receive upon exercise of such Out of the Money Option and, therefore, all Other Options which are Out of the Money Options may be canceled upon consummation of the Merger and
(F) subject to the Board of Directors making a subsequent Fiduciary Determination, after receiving a Superior Proposal, to change its recommendation, resolved to recommend that the holders of WPZ Common Stock approve this Agreement, the Merger and the transactions contemplated hereby.

         Section 3.7. PREPARATION OF PROXY STATEMENT AND OTHER FILINGS; INFORMATION. WPZ and Parent and Merger Subsidiary shall cooperate in the preparation of the Proxy Statement and all other filings and submissions required by the SEC or any other Governmental Authority in connection with the transactions contemplated by this Agreement. WPZ and the Board of Directors shall permit Parent and Merger Subsidiary and its counsel to participate in all communications with the SEC and its staff regarding the Proxy Statement (except to the extent they relate to a Superior Proposal), including all meetings and telephone conferences relating to the Proxy Statement, this Agreement or the transactions contemplated herein, provided that in the event that such participation is not practicable, the Board of Directors shall promptly inform Parent and Merger Subsidiary of the content of all such communications and the participants involved therein. All written communications to the stockholders of WPZ shall be subject to the review of Parent and Merger Subsidiary.

         Section 3.8. EXCHANGE ACT AND NYSE FILINGS; STATE TAKEOVER LAWS. Unless an exemption shall be expressly applicable to WPZ or unless Parent and Merger Subsidiary agree otherwise in writing, WPZ shall file with the SEC and the New York Stock Exchange ("NYSE") all reports required to be filed by it pursuant to the rules and regulations of the SEC and NYSE (including without limitation all required financial statements). Such reports and other information shall comply in all material respects with the rules and regulations of the NYSE and the Exchange Act, and when filed, to the Knowledge of WPZ, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. WPZ shall take all reasonably necessary steps to exempt the transactions contemplated by this Agreement, including the Merger, from the requirements of applicable state takeover Laws and to assist Merger Subsidiary and Parent in any challenge to the validity or applicability to the transactions contemplated hereby of any state takeover
Law.

                                  ARTICLE IV
                 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
            THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         Section 4.1. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of WPZ Common Stock or the holder of any capital stock of Merger Subsidiary:

                  (a) CAPITAL STOCK OF MERGER SUBSIDIARY. Each share of the capital stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.0001 per share, of the Surviving Corporation.

                  (b) CANCELLATION OF TREASURY STOCK AND WPZ-OWNED STOCK. Each share of WPZ Common Stock and all other shares of capital stock that are owned by WPZ and all shares of WPZ Common Stock and other shares of capital stock of WPZ owned by Parent, Merger Subsidiary or any other wholly-owned Subsidiary of Parent or WPZ shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

         Section 4.2. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, Parent or the holders of any of the shares thereof:

                  (a) Subject to the other provisions of this SECTION 4.2, each share of WPZ Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned, directly or indirectly, by WPZ or any wholly-owned Subsidiary of WPZ or by Parent, Merger Subsidiary or any other wholly-owned Subsidiary of Parent and excluding Dissenting Shares) shall be converted into the right to receive the Merger Consideration, payable to the holder thereof, without any interest thereon, upon surrender and exchange of the Certificates (as defined in SECTION 4.3(b)); provided that, if between the date of this Agreement and the Effective Time the shares of WPZ Common Stock have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to reflect such change.

                  (b) All shares of WPZ Common Stock, when converted as provided in SECTION 4.2(A), no longer shall be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing such Shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with-respect to WPZ Common Stock except as otherwise provided herein or by Law and, upon the surrender of Certificates in accordance with the provisions of SECTION 4.3 (but subject to SECTION 4.6), such Certificates shall represent only the right to receive for each of their Shares the Merger Consideration, without any interest thereon.

         Section 4.3.      PAYMENT FOR SHARES.

                  (a) PAYING AGENT. At the Effective Time, Parent shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of shares of WPZ Common Stock, for payment in accordance with this ARTICLE IV, through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to SECTION 4.2(a) and this SECTION 4.3 to holders of shares of WPZ Common Stock (other than Parent or any wholly-owned Subsidiary of Parent or Merger Subsidiary or holders of Dissenting Shares). The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund in accordance with SECTION 4.2(a) and this SECTION 4.3. From time to time at or after the Effective Time, Parent shall take all lawful action necessary to make or cause to be made the appropriate cash payments, to holders of Dissenting Shares. Prior to the Effective Time, Parent shall enter into such appropriate commercial arrangements with the Paying Agent, if any, as may be necessary to ensure effectuation of the immediately preceding sentence. The Paying Agent shall invest portions of the Payment Fund as Parent directs in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $100,000,000 (collectively, "Permitted Investments"); PROVIDED, HOWEVER, that the maturities of Permitted Investments shall be such as to permit the Paying Agent to make prompt payment to former holders of WPZ Common Stock entitled thereto as contemplated by this Section. All earnings on Permitted Investments shall be paid to Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of WPZ Common Stock shall be entitled under this SECTION 4.3, Parent shall promptly restore such amount of the inadequacy to the Payment Fund, and in any event shall be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (b) PAYMENT PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record (other than Parent or any wholly-owned Subsidiary of Parent or Merger Subsidiary) of a Certificate or Certificates which, immediately prior to the Effective Time, evidenced outstanding shares of WPZ Common Stock (the "Certificates"), (i) a customary form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent reasonably may specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (x) the number of shares of WPZ Common Stock represented by such Certificate, and (y) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. The consideration to be issued upon the surrender of Certificates in accordance with this SECTION 4.3 shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of WPZ Common Stock formerly represented thereby. Until surrendered in accordance with the provision of this SECTION 4.3, after the Effective Time each Certificate (other than Certificates representing Shares owned by Parent or any wholly-owned Subsidiary of Parent or Merger Subsidiary) shall represent for all purposes only the right to receive the Merger Consideration based on the number of Shares represented by such Certificate.

                  (c) TERMINATION OF PAYMENT FUND; INTEREST. Any portion of the Payment Fund which remains undistributed to the holders of WPZ Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of WPZ Common Stock who have not therefore complied with this
ARTICLE IV and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to Parent for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to Parent.

                  (d) NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of WPZ Common Stock for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made, and (ii) Parent shall provide, or cause the Paying Agent to provide, to the holders of such Certificates written notice of the amounts so deducted or withheld.

                  (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance acceptable to Merger Subsidiary) of that fact by the Person (who shall be the record owner of such Certificate) claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         Section 4.4. STOCK TRANSFER BOOKS. At and after the Effective Time, the stock transfer books of WPZ shall be closed and there shall be no further registration of transfers of shares of WPZ Common Stock thereafter on the records of WPZ, and each holder of a Certificate representing shares of WPZ Common Stock shall cease to have any rights as a stockholder of WPZ except for the right to surrender his or her Certificate for payment of the Merger Consideration as provided in this ARTICLE IV.

         Section 4.5. STOCK OPTIONS AND WARRANTS. WPZ shall cause each (i) outstanding option, warrant, stock appreciation right, phantom stock award or performance award or similar right to acquire shares (collectively, the "Employee Options") under WPZ's 1997 Stock Awards Plan (the "1997 Plan") and 1997 NonQualified Stock Option Plan For Non-Employee Directors (the "Directors Plan") and the option agreements between WPZ and certain of its officers, directors, employees and consultants thereunder (collectively, the "Stock Option Plans"), and (ii) any other option (including, without limitation, the options referred to on EXHIBIT 6.2), warrant (including without limitation, the warrants listed on EXHIBIT 6.2) or other right to acquire (upon purchase, exchange, conversion or otherwise) shares of WPZ Common Stock (collectively, the "Other Options" and, together with the Employee Options, the "Options") to be (a) exercised prior to the Effective Time, or (b) surrendered by the holder or canceled by action of the Board of Directors of WPZ, as of the Effective Time, at which time WPZ will pay to each holder of such canceled Option (whether or not such Option is then vested or exercisable), in settlement or cancellation thereof, an amount (subject to applicable withholding tax) in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the per Share exercise price of such Option, by (ii) the number of Shares such holder could have purchased if such holder had exercised such Option in full immediately prior to such time (without giving effect to any antidilutive changes in the number of such Shares arising from the Merger and assuming any unvested Options have vested); it being understood that, although all Options that are Out of the Money Options will be deemed canceled and forfeited pursuant to this SECTION 4.5, the holder(s) thereof will not be entitled to receive any consideration therefor. Prior to the Effective Time, (i) WPZ shall obtain the consent, in form and substance satisfactory to Merger Subsidiary, of the holders of the Options issued pursuant to the Directors Plan to the cancellation of such Options as provided in this SECTION 4.5 and (ii) the Committee shall take the actions and make the determinations necessary to cause each outstanding

Option to terminate and be cancelled, in each case so as to give effect to the transactions described in this SECTION 4.5. The Other Options that are Out of the Money Options shall be, in accordance with the Board's resolution described in SECTION 3.6, SECTION 6.2 and in the preamble hereto, at and as of the Effective Time, inoperative, canceled and terminated such that they will no longer be outstanding and shall be of no further force and effect as a result of the Merger.

         Section 4.6. DISSENTING SHARES. Notwithstanding any other provisions of this Agreement to the contrary, shares of WPZ Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with SECTION 262 of the GCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration, unless or until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under SECTION 262 of the GCL. Such shares instead shall, from and after the Effective Time, represent only the right to receive payment of the appraised value of such shares of WPZ Common Stock held by them in accordance with the provisions of such SECTION 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of WPZ Common Stock under such SECTION 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, with respect to each such share, the Merger Consideration upon surrender, in the manner provided in SECTION 4.3, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of WPZ Common Stock.

         Section 4.7. CONVERTIBLE DEBENTURES. WPZ shall cause the $20,000,000 principal amount of 5% Convertible Debentures (the "Convertible Debentures") to be redeemed upon, and as a condition to Parent's and Merger Subsidiary's obligation to consummate, the Merger, at 109% of the principal amount thereof, plus accrued but unpaid interest, which redemption will be funded with the proceeds of the Parent's financing.

         Section 4.8. CLASS A SPECIAL SHARES. WPZ shall cause ACG Exchange Company to redeem the Class A Special Shares in exchange for the Exchangeable Share Consideration upon, and as a condition to Parent's and Merger Subsidiary's obligation to consummate, the Merger.



                                   ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF
                         PARENT AND MERGER SUBSIDIARY

         Parent and Merger Subsidiary represent and warrant to WPZ as follows:

         Section 5.1. ORGANIZATION AND AUTHORITY. Each of Parent and Merger Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

         Section 5.2. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Parent and Merger Subsidiary are within the corporate power of Parent and Merger Subsidiary. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Merger Subsidiary, and by Parent as the sole shareholder of Merger Subsidiary, and no other corporate or shareholder proceedings on the part of Parent or Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Parent or Merger Subsidiary and (assuming the due authorization, execution and delivery hereof and thereof by Parent) constitute or will constitute valid and binding agreements of Parent and Merger Subsidiary, enforceable against them in accordance with their respective terms, expect as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         Section 5.3. CONSENTS AND APPROVALS. No Violations. Except for (i) any applicable requirements of the Securities Act, the Exchange Act, the HSR Act and any applicable filings under state securities, "Blue Sky" or takeover laws, and (ii) the filing of the Certificate of Merger as required by the GCL, no filing or registration with, and no Permit, authorization, consent or approval of, any public body or Governmental Authority or other party that is necessary or required in connection with the execution and delivery of this Agreement by Parent or Merger Subsidiary, or for the consummation by Parent or Merger Subsidiary of the transactions contemplated by this Agreement shall not have been obtained as of the Closing. Assuming that all filings, registrations, Permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby by Parent and Merger Subsidiary will (i) conflict with or result in any breach of any provision of the Articles or Certificate of Incorporation or ByLaws of Parent or Merger Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries or any of their properties or assets except, in the case of subsections

(ii) and (iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on Parent and that will not prevent the consummation of the transactions contemplated hereby.

         Section 5.4. INFORMATION SUPPLIED. None of the information relating to Parent and its affiliates supplied in writing by Parent specifically for inclusion in the Proxy Statement or in any other document to be filed in connection with the transactions contemplated by this Agreement will, at the respective time filed with the SEC or any Governmental Authority and in addition, in the case of the Proxy Statement at the date it or any amendment or supplement thereto is mailed, and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, Parent should become aware of any event relating to Parent or any of its Subsidiaries that is required under applicable Law to be disclosed in an amendment or supplement to the Proxy Statement, Parent shall promptly so inform WPZ and will furnish to WPZ all information relating to such event that is required under applicable Law to be disclosed in an amendment or supplement to the Proxy Statement; PROVIDED, HOWEVER, that no agreement or representation hereby is made or shall be made by Parent or Merger Subsidiary with respect to information supplied by WPZ in writing expressly for inclusion in the Proxy Statement, or with respect to information derived from the WPZ SEC Reports which is included or incorporated by reference in the Proxy Statement.

         Section 5.5. FINANCIAL CAPABILITY. Parent and Merger Subsidiary have received and furnished to WPZ (i) a commitment letter to provide senior debt financing to Parent and Merger Subsidiary, from Canadian Imperial Bank of Commerce and First Union National Bank, (ii) a commitment letter with respect to the equity investment by Thomas H. Lee Company or one of its Affiliates, and (iii) a commitment letter with respect to the equity investment of Continental Illinois Venture Corporation or one of its Affiliates (collectively, including any attachments thereto, referred to as the "COMMITMENT LETTERS"). Assuming satisfaction of the terms and conditions set forth therein, the commitments set forth in the Commitment Letters, together with the funds available to Parent and Merger Subsidiary, are sufficient to consummate the Merger.

         Section 5.6. FEES AND EXPENSES OF BROKERS AND OTHERS. Neither Parent nor any of its Affiliates (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

                                    ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF WPZ

         WPZ represents and warrants to Parent and Merger Subsidiary as follows:

         Section 6.1. ORGANIZATION AND AUTHORITY OF THE WPZ COMPANIES. Each of the WPZ Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the WPZ Companies has full corporate power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the WPZ Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the WPZ Companies. EXHIBIT 6.1A constitutes a true and complete list of all of the Subsidiaries of WPZ. The copies of the Certificate of Incorporation and By-laws of WPZ which have been delivered to Parent are complete and correct and in full force and effect on the date hereof.

         Section 6.2.      CAPITALIZATION.

                  (a) WPZ's authorized equity capitalization consists of One Hundred Eighty Million (180,000,000) shares of WPZ Common Stock, par value $.0001 per share, and Twenty Million (20,000,000) shares of WPZ Preferred Stock, par value $.0001 per share. As of the close of business on the date hereof and, other than changes to reflect exercise of Options, the exchange of Class A Special Shares of ACG Exchange Company outstanding as of the date hereof or conversion of the Convertible Debentures, immediately prior to the Effective Time, Forty-Four Million Four Hundred and Two Thousand Nine Hundred Forty-Three (44,402,943) shares of WPZ Common Stock; Two Million Six Hundred Twenty-Six Thousand Six Hundred and One (2,626,601) shares of WPZ Common Stock issuable upon the exchange of the Two Million Six Hundred Twenty- Six Thousand Six Hundred and One (2,626,601) Class A Special Shares of ACG Exchange Company (which constitute all of the issued and outstanding Class A Special Shares) and Three Million Eight Hundred Seventy-One Thousand Nine Hundred Eleven (3,871,911) shares of WPZ Common Stock issuable upon exercise of issued and outstanding Options (which constitute all of the issued and outstanding Options), and one (1) share of WPZ Series B Preferred Stock(1) were issued and outstanding. Such shares of WPZ Common Stock and WPZ Series B Preferred Stock constituted all of the issued and outstanding shares of capital stock of WPZ as of such date. All issued and outstanding shares of capital stock of WPZ have been and all Shares that may be issued pursuant to

--------
(1) The one (1) outstanding share of Series B Preferred Stock was issued by WPZ to the Montreal Trust Company of Canada, as trustee to the holders of the Special Class A Shares, in connection with WPZ's acquisition of the YPtel Corporation, pursuant to the terms of the Amended and Restated YPtel Agreement dated as of October 26, 1999, as set forth more fully in the Exchange and Voting Trust Agreement dated as of February 2, 2000. WPZ issued the share of Series B Preferred Stock in order to provide holders of ACG Exchange Company Class A Special Shares the right to vote their indirect holdings in WPZ. Once all of the Class A Special Shares of the ACG Exchange Company have been exchanged for WPZ Common Stock, the single outstanding share of WPZ Series B Preferred Stock shall be automatically redeemed by WPZ for $1.00.

the exercise of outstanding Options will be duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been (or will not be) issued in violation of any preemptive rights or in violation of any federal or state securities laws and are free of any rights of first refusal, first offer or similar rights or restrictions on transfer. WPZ has not, subsequent to December 31, 2000, issued any WPZ Preferred Stock or declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the WPZ Common Stock or WPZ Preferred Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. As of the date hereof, all outstanding shares of WPZ Common Stock are duly included for trading on the NYSE.

                  (b) All of the outstanding equity securities of WPZ's Subsidiaries are validly issued, fully paid and nonassessable. All of the outstanding equity securities of WPZ's Subsidiaries are owned by WPZ, directly or indirectly, free and clear of all liens, claims, charges or encumbrances, other than immaterial liens, claims or encumbrances arising after the date of this Agreement which do not individually or in the aggregate diminish the value of such equity securities. Except as set forth on EXHIBIT 6.2 attached hereto, there are no outstanding securities, options, warrants, calls, subscriptions, rights, stock appreciation rights, phantom stock or performance awards, contracts or commitments of any character to which WPZ is a party or by which any WPZ Company is bound, granting to any third party the right to purchase or acquire any capital stock of, any partnership or membership interests in, or any bonds, debentures, notes or other indebtedness having general voting rights ("Voting Debt") with respect to, any of the WPZ Companies (or securities convertible into or exchangeable for such equity interests or rights) or obligating any WPZ Company to issue, transfer or sell or cause to be issued, transferred or sold such equity interests or rights, and there are no put rights, contracts or commitments of any character pursuant to which any of the WPZ Companies is bound to repurchase any shares of capital stock or partnership or membership interests or Voting Debt.

                  (c) The Board has taken action in the exercise of its discretion such that (i) as of the Effective Time and following consummation of the Merger, the holder of each Other Option that is an Out of the Money Option will be entitled to receive only the Merger Consideration allocated to the shares into which such Out of the Money Option is exercisable upon payment of the exercise price thereunder and to no other consideration, and
(ii) each Other Option that is an Out of the Money Option therefore has no value and may and shall be canceled automatically as of the Effective Time and be deemed canceled, no longer outstanding and terminated without consideration.

         Section 6.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby are within the corporate power and authority of WPZ. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of WPZ and no other corporate or shareholder proceedings on the part of WPZ or any of its Subsidiaries are necessary to authorize this Agreement or to consummate the transactions contemplated herein or therein (other than, with respect to the Merger, the approval of the Merger and of this Agreement by a majority of the outstanding shares of WPZ Common Stock at the Special Meeting, unless the Merger is effected without a meeting of stockholders pursuant to SECTION 228 of the GCL). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by WPZ and (assuming the due authorization, execution and delivery hereof and thereof by WPZ) constitute or will constitute valid and binding agreements of WPZ, enforceable against WPZ in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         Section 6.4. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for (i) any applicable requirements of the Securities Act, the Exchange Act, the HSR Act, and any applicable filings under state securities, "Blue Sky" or takeover laws, (ii) the filing of the Certificate of Merger as required by the GCL and (iii) those required filings, registrations, consents, and approvals listed on EXHIBIT 6.4 attached hereto, no filing or registration with, and no Permit, authorization, consent or approval of, any public body or Governmental Authority or other third party is necessary or required in connection with the execution and delivery of this Agreement by WPZ or for the consummation by WPZ of the transactions contemplated by this Agreement. Assuming that all filings, registrations, Permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement or the other agreements contemplating hereby nor the consummation of the transactions contemplated hereby or thereby by WPZ or any of its Subsidiaries will (i) conflict with or result in any breach of any provision of the Certificates of Incorporation, Bylaws or other organizational documents of any of the WPZ Companies, (ii) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any material diminution of any of the rights of the WPZ Companies with respect to, or result in the loss of any material benefit to or the creation of a lien, claim or other encumbrance on any of the properties or assets of any WPZ Company, pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract or other instrument or obligation to which any of the WPZ Companies is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the WPZ Companies or any of their properties or assets.

         Section 6.5. REPORTS. The WPZ SEC Reports complied, as of their respective dates of filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the WPZ SEC Reports fairly presented in all material respects the consolidated financial position of the WPZ Companies as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented in all material respects the consolidated results of operations and cash flows of the WPZ Companies for the respective fiscal periods or as of the respective dates set forth therein. The WPZ Fiscal Financial Statements present fairly in all material respects the consolidated financial position of WPZ and its Subsidiaries and their consolidated results of operations and changes in financial position and cash flows for the respective periods therein presented. Each of the financial statements (including the related notes and schedules) included in the WPZ SEC Reports and the WPZ Fiscal Financial Statements (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for WPZ, none of the WPZ Companies is required to file any forms, reports or other documents with the SEC, the NYSE or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws. Since February 18, 1998, WPZ has timely filed all reports, registration statements, definitive proxy statements and other filings required to be filed by it with the SEC.

         Section 6.6.      ABSENCE OF CERTAIN EVENTS.

                  (a) Except as specifically disclosed in EXHIBIT 6.6 attached hereto, since December 31, 2000, none of the WPZ Companies has suffered any change that has had or will have a Material Adverse Effect on the WPZ Companies, taken as a whole, and there has been no event, circumstance or factor which could reasonably be expected to have a Material Adverse Effect on the WPZ Companies, taken as a whole.

                  (b) Except as specifically set forth in EXHIBIT 6.6 hereto, there has not been since December 31, 2000: (i) any entry into any binding agreement or understanding or any amendment of any binding agreement or understanding between any of the WPZ Companies on the one hand, and any of their respective directors, officers or employees on the other hand, providing for employment or retention of any such director, officer or employee or any increase (or promise to make such an increase) in the compensation, severance or termination benefits payable or to become payable by any of the WPZ Companies (except for normal salary increases to employees other than officers and directors in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in compensation expense), or any adoption of or increase (or promise to make such an increase) in any bonus, insurance, pension or other benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such director, officer or employee of any WPZ Company; (ii) any labor disputes (other than disputes with individual employees); (iii) any entry by any of the WPZ Companies into any material commitment, agreement, license or transaction, (including, without limitation, any borrowing, capital expenditure, sale or purchase of assets or any mortgage, pledge, lien or encumbrances made on any of the properties or assets of any of the WPZ Companies); (iv) any change in the accounting policies or practices of any of the WPZ Companies or revaluation of any assets of WPZ and its Subsidiaries in any material respect, including without limitation, writing down the value of inventory or writing off notes or accounts receivables except for amounts previously reserved to the extent reflected in the Latest Balance Sheet; (v) any damage, destruction or loss, whether covered by insurance or not, which has had or could reasonably be expected to have a Material Adverse Effect on the WPZ Companies; or (vi) any agreement to do any of the foregoing;

                  (c) Except as set forth in EXHIBIT 6.6 attached hereto, none of the WPZ Companies has since December 31, 2000: (i) entered into any new line of business, or incurred or committed to incur any capital expenditures, obligations or liabilities in connection therewith; (ii) declared, set aside or paid any dividend or other distribution with respect to, or any direct or indirect redemption, purchase or other acquisition, of any WPZ Common Stock or WPZ Preferred Stock; (iii) made any cancellation or waiver of (A) any right material to the operation of the business of WPZ or its Subsidiaries or (B) any material debts or claims against any Affiliate of WPZ; (iv) agreed to (A) do any of the things described in the preceding clauses (i), (ii) and (iii) or (B) take, whether in writing or otherwise, any action which, if taken after the date of this Agreement, cause a breach of
SECTION 7.1.

         Section 6.7. LITIGATION. Except as set forth in EXHIBIT 6.7 attached hereto, there is no action, suit, proceeding or, to the Knowledge of WPZ, investigation pending or, to the Knowledge of WPZ, threatened against any of the WPZ Companies at law or in equity, or before any federal, state, principal, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether in the United States or otherwise (including, without limitation, any unfair labor practice, employment discrimination or employment wage and benefit claims) which, in the case of any of the foregoing, would be reasonably likely to result in liabilities in excess of $25,000 or which is otherwise material to the WPZ Companies. Neither WPZ nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a Material Adverse Effect with respect to the WPZ Companies, taken as a whole.

         Section 6.8. TITLE TO AND SUFFICIENCY OF ASSETS. As of the date hereof, the WPZ Companies own, and as of the Effective Time the WPZ Companies will own, good and marketable title to all of their assets (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except as disclosed on EXHIBIT
6.8 attached hereto and except for immaterial liens which do not individually or in the aggregate affect the use of or diminish the value of the assets. Except as disclosed on EXHIBIT 6.8, such assets (including Intellectual Property), together with all assets held or used by the WPZ Companies under leases, include all tangible and intangible assets, contracts and rights necessary or required for the operation of the businesses of the WPZ Companies in accordance with past practice. All machinery, equipment and other tangible assets currently being used by WPZ or its Subsidiaries which are owned or leased by WPZ or its Subsidiaries are, reasonably adequate and suitable for the uses to which they are currently being put.

         Section 6.9. CONTRACTS. Prior to the date hereof, WPZ has made available to Parent true and correct copies of, and EXHIBIT 6.9 sets forth a complete and accurate list of, all of the following contracts or commitments of any kind to which any WPZ Company is a party or is bound: (i) any lease of any interest in any real property (collectively, the "Leases"); (ii) any lease of any personal property with aggregate annual rental payments in excess of $100,000; (iii) any agreement to purchase or sell a capital asset or an interest in any business entity for a price in excess of $100,000 or a right of first refusal with respect thereto; (iv) any agreement relating to the borrowing or lending of money other than advances to employees to cover business expenses in the ordinary course of business; (v) any joint venture contract, partnership contract or similar contract evidencing an ownership interest or a participation in or sharing of profits, (vi) any guaranty, contribution agreement or other agreement that includes any material indemnification or contribution obligation; (vii) any agreement (including any noncompetition agreement) limiting the ability of any WPZ Company to engage in any line of business or in business with any Person or restricting the geographical area in which any WPZ Company may engage in any business;
(viii) any employment, consulting, management, severance or indemnification contract or agreement with annual obligations in excess of $100,000; (xiv) material contracts which are terminable or contracts with annual obligations in excess of $10,000 under which payments by any WPZ Company may be accelerated upon a change in control of WPZ and (xv) any other agreement which may involve the payment of an amount over its term in excess of $250,000 or which is material to any WPZ Company. None of the WPZ Companies is party to any contract or commitment of any character which could reasonably be expected to give rise to a Material Adverse Effect. The WPZ Companies have performed in all material respects and, to the Knowledge of WPZ, every other party has performed in all material respects, each term, covenant and condition of each of the Contracts that is to be performed by any of them at or before the date hereof. Except as set forth herein, no event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a material default by any WPZ Company or, to the Knowledge of WPZ, by any other party under any of the Contracts and, to the Knowledge of WPZ, no party to any of the Contracts intends to cancel, terminate or exercise any option under any of such Contracts.

         Section 6.10. COLLECTIVE BARGAINING AGREEMENT. Except as described in EXHIBIT 6.10 attached hereto, no WPZ Company has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and no WPZ Company has recognized any Labor Organization as the collective bargaining representative of any of its employees. EXHIBIT 6.10 sets forth a complete and accurate list of all collective bargaining agreements or contracts with any labor unions to which any WPZ Company is a party or is bound. WPZ has made available to Parent true and correct copies of each of the items listed on EXHIBIT 6.10 and there have been no amendments or supplements issued with respect thereto.

         Section 6.11.     EMPLOYEE BENEFIT PLANS.

                  (a) For purposes of this Section, the term "WPZ Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, and all other employee programs, arrangement or agreements, whether arrived at through collective bargaining or otherwise, all medical, vision, dental and other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the WPZ Companies or Affiliates thereof for the benefit of employees, retirees, dependents, spouses, directors or other beneficiaries and under which employees, retirees, dependents, spouses, directors or other beneficiaries are eligible to participate or with respect to which any WPZ Company, any Affiliate or any other entity, that together with WPZ Company or any Affiliate is treated as a single employer under Section 414 of the Code, has any liability. None of the WPZ Benefit Plans is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA (a "WPZ ERISA Plan").

                  (b) Except as set forth in EXHIBIT 6.11 hereto, no WPZ Benefit Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA. All WPZ Benefit Plans are in compliance in all material respects with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws. No WPZ Benefit Plan provides for post-retirement medical benefit obligations (without regard to COBRA obligations). Except as set forth on EXHIBIT 6.11 hereto, no WPZ ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Except as set forth on EXHIBIT 6.11, no WPZ Benefit Plan has any material unfunded liability.

                  (c) EXHIBIT 6.11 hereto is a true and correct list of all WPZ Benefit Plans. WPZ has made available to Parent true and correct copies of each governing document the most recent summary plan description, IRS determination letter and Form 5500 annual report for each WPZ Benefit Plan (other than reports not yet due), together with the most recent actuarial report for any WPZ Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan.

         Section 6.12.     TAX MATTERS.

                  Except as set forth on EXHIBIT 6.12:

                           (i)      each of the WPZ Companies has timely
filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax returns is accurate and complete in all material respects;

                           (ii)     each of the WPZ Companies has paid or
made adequate provision on its books and records in accordance with GAAP for all Taxes covered by such Tax Returns;

                           (iii)    each of the WPZ Companies is in material
compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-8 and Forms W-9) necessary to comply in all material respects with, all applicable information reporting and tax withholding requirements under federal, state, local and foreign Laws, and such records identify with specificity all accounts subject to withholding under the Code or under state, local or foreign laws;

                           (iv)     there is not any amount of unpaid Taxes
due and payable by any of the WPZ Companies or by any other Person that is or could become a lien on any asset of, or otherwise have a Material Adverse Effect on the WPZ Companies, either individually or as a whole;

                           (v)      each of the WPZ Companies has collected
or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

                           (vi)     none of the WPZ Companies has granted (or
is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the WPZ Companies by any Governmental Authority; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to any of the WPZ Companies; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the WPZ Companies; and any such assertion, assessment, proceeding or litigation disclosed on EXHIBIT 6.12 hereto is being contested in good faith through appropriate measures, and its status is accurately and completely described in EXHIBIT 6.12 hereto;

                           (vii)    the charges, accruals and reserves on the
most recent audited consolidated balance sheet included in the WPZ Fiscal Financial Statements (the "Latest Balance Sheet") fully and properly reflects, as of the date thereof, the liabilities of WPZ and its Subsidiaries for all accrued Taxes and deferred liability for Taxes, and the charges, accruals and reserves on the Latest Balance Sheet for Taxes (excluding any liability for deferred taxes) as adjusted (in accordance with GAAP) on account of operations of the WPZ Companies occurring in the ordinary and usual course of business and consistent with past practice since the date of the Latest Balance Sheet through the Effective Time will be at least equal to the aggregate liability of the WPZ Companies for Taxes with respect to all periods (or portions thereof) ending on or prior to the Closing Date;

                           (viii)   none of the WPZ Companies will be
required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date,
(B) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), (C) any deferred intercompany gain described in Treasury Regulation Section 1.1502-13 or former Treasury Regulations Section 1.1502-14 or any excess loss account described in Treasury Regulations Sections 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income Tax law),
(D) any installment sale made in a taxable period (or portion thereof) ending on or prior to the Closing Date or (E) as a result of any prepaid amount received in any taxable period (or portion thereof) ending on or prior to the Closing Date;

                           (ix)     none of the WPZ Companies has made any
payments, nor is or will become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax Law); and

                           (x)      none of the WPZ Companies (A) has, since
the date of acquisition by WPZ, been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was WPZ) or (B) has any liability for the Taxes of any Person (other than any of the WPZ Companies) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         Section 6.13. REAL PROPERTY. EXHIBIT 6.13 sets forth the address and description of each parcel of real estate owned by any of the WPZ Companies ("Owned Real Property"). With respect to each parcel of Owned Real Property:
(A) a WPZ Company has good and marketable fee simple title to such parcel, free and clear of all liens and encumbrances, except Permitted Encumbrances,
(B) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such parcel or any portion thereof or interest therein, and (C) no WPZ Company is a party to any agreement or option to purchase any real property or interest therein. The property identified in EXHIBIT 6.13, together with the Leases comprise all of the real property used by WPZ or any Subsidiary of WPZ in the operation of its business.

         Section 6.14.     COMPLIANCE WITH LAW.

                  (a) Each of the WPZ Companies has complied and is in compliance with and has not violated or conflicted with any Law, other than where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on the WPZ Companies, taken as a whole.

                  (b) WPZ and its Subsidiaries hold all Permits that are required for the operation of the businesses of the WPZ Companies as now conducted, except where the failure to hold any such Permit would not have a Material Adverse Effect with respect to the WPZ Companies, taken as a whole, and there has not occurred any default under any such Permit, except to the extent that such default would not have a Material Adverse Effect with respect to the WPZ Companies, taken as a whole. No application, action or proceeding for the modification of any such Permits is pending or, to the Knowledge of WPZ, threatened that may result in the revocation, modification, nonrenewal or suspension of any Permits held by any WPZ Company. No outstanding notice of cancellation or termination has been delivered to WPZ or its Subsidiaries in connection with any such material Permit nor, to the Knowledge of WPZ, has any such cancellation or termination been threatened.

         Section 6.15. TRANSACTIONS WITH AFFILIATES. For purposes of this Section, the term "Affiliate" shall mean (a) any Person who, to the Knowledge of WPZ, is the beneficial owner of 5% or more of the voting securities of WPZ, (b) any director or officer of any of the WPZ Companies, (c) any Person that directly or indirectly controls, is controlled by or is under common control with any of the WPZ Companies (collectively, the "WPZ Affiliates"), and any Person that directly or indirectly controls, is controlled by or is under common control with any of the WPZ Affiliates; and (d) any member of the immediate family of any of the foregoing Persons. Except as set forth in
EXHIBIT 6.15 attached hereto, since December 31, 2000, the WPZ Companies have not: (a) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (b) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to cash remuneration in amounts consistent with past practice for services rendered as a director, officer or employee of one or more of the WPZ Companies), or (c) borrowed any money from, or made or forgiven any loan or other advance to any Affiliate. Except as set forth in
EXHIBIT 6.15 and except for cash remuneration in amounts consistent with past practice for services rendered and reimbursements of business expenses to employees and directors in the ordinary course of business (a) the Contracts do not include any obligation or commitment between any of the WPZ Companies and any Affiliate, (b) the assets of the WPZ Companies do not include any receivable or other obligation or commitment from an Affiliate to any of the WPZ Companies and (c) the liabilities of the WPZ Companies do not include any payable or other obligation or commitment from any of the WPZ Companies to any Affiliate. Except as set forth in EXHIBIT 6.15 hereto, no Affiliate of any of the WPZ Companies is a party to any contract with any customer or supplier of any WPZ Company that materially and adversely affects in any manner the business, financial condition or results of operation of any of the WPZ Companies.

         Section 6.16. FEES AND EXPENSES OF BROKERS AND OTHERS. None of the WPZ Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that WPZ has engaged MSDW to represent it in connection with such transactions, and shall pay all of MSDW's fees and expenses in connection with such engagement. WPZ has heretofore furnished to Parent a complete and correct copy of all agreements between WPZ and MSDW pursuant to which such firm would be entitled to any payment in connection with this Agreement or any of the transactions contemplated hereby, and there have been no amendments to such agreements.

         Section 6.17. ABSENCE OF UNDISCLOSED LIABILITIES; GUARANTEES. Except as set forth in EXHIBIT 6.17, none of the WPZ Companies has, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except liabilities, obligations or contingencies (a) to the extent reflected on or accrued or reserved against in the Latest Balance Sheet or in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the WPZ Companies, taken as a whole, or (c) incurred after the date of this Agreement, out of the ordinary course of business, but only to the extent that such liabilities, obligations or contingencies are approved by Parent pursuant to SECTION 7.1.

         Section 6.18. ENVIRONMENTAL MATTERS. Each of the WPZ Companies have complied and is in compliance, in all material respects, with all environmental laws; the WPZ Companies have received no oral or written notice of any violation, in any material respect, of, or any material or potentially material liability (contingent or otherwise) or obligation under, any environmental laws; and no facts or circumstances with respect to the past or current operations or facilities of the WPZ Companies or any predecessor affiliate thereof (including without limitation any onsite or offsite disposal or release of, or contamination by, hazardous materials, substances or wastes) would give rise to any material or potentially material liability or obligation of the WPZ Companies under any environmental laws.

         Section 6.19. INFORMATION SUPPLIED. None of the information relating to WPZ and its affiliates supplied in writing by WPZ specifically for inclusion, or to be incorporated by reference, in the Proxy Statement or in any other document to be filed in connection with the transactions contemplated by this Agreement with the SEC or any other Governmental Authority, including any exhibits or schedules thereto, will at the respective times filed with the SEC or other Governmental Authority and, in addition, in the case of the Proxy Statement at the date it or any amendment or supplement thereto is mailed to stockholders; and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, WPZ should become aware of any event relating to any WPZ Company that is required by applicable Law to be set forth in an amendment of, or supplement to, the Proxy Statement, WPZ shall promptly so inform Parent and Merger Subsidiary and shall promptly file or cause to be filed such amendment or supplement. The Proxy Statement will comply as to form in all material respects with the Exchange Act, and shall not, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that no agreement or representation hereby is made or shall be made by WPZ with respect to information supplied by Parent or Merger Subsidiary in writing expressly for inclusion in the Proxy Statement or in any other document to be filed in connection with the transactions contemplated by this Agreement.

         Section 6.20. FUNDED DEBT. As of the date hereof and as of the Effective Time, except for the amounts of Funded Debt specifically enumerated on EXHIBIT 6.20, neither WPZ nor any of its Subsidiaries has any Funded Debt.

         Section 6.21. RELATIONSHIPS. To the Knowledge of WPZ, the relationships of the WPZ Companies with material suppliers, distributors, dealers, sales representatives, customers and others having business relationships with them are generally satisfactory, and there is no indication of any intention by any Person (or group of Persons) other than the WPZ Companies to terminate or modify the terms of any such relationships, except for any termination or modification which could not reasonably be expected to have a Materially Adverse Effect on the WPZ Companies. There has been no resignation or termination of employment of any officer or key employee of any WPZ Company and WPZ has no Knowledge of an impending or threatened resignation or termination of employment that could reasonably be expected to have a Material Adverse Effect on the WPZ Companies.

         Section 6.22.     INTELLECTUAL PROPERTY.

                  (a) EXHIBIT 6.22(a) identifies and describes each item of material Intellectual Property owned by any WPZ Company, or used in the business of any WPZ Company, that: (i) is registered or the subject of an application for registration; (ii) is material to the business or prospects of any WPZ Company; or (iii) is a license or similar right granted by any WPZ Company or to any WPZ Company (excluding, however, licenses of shrink wrapped commercial software and licenses to customers of a WPZ Company made in the ordinary course of business and subject to terms and conditions that are consistent with such WPZ Company's past practices) (all of the foregoing, including licenses of shrink wrapped commercial software, collectively referred to as the "WPZ Intellectual Property").

                  (b) Except as disclosed on EXHIBIT 6.22(b): (i) a WPZ Company owns or is authorized to use under a valid, enforceable and unexpired license each item of WPZ Intellectual Property; (ii) no proceedings have been instituted, are pending, or to the Knowledge of WPZ, are threatened, nor to the Knowledge of WPZ are there any valid basis for such proceedings, which
(A) challenge the ownership, use or other rights of any WPZ Company with respect to the WPZ Intellectual Property, or (B) challenge the validity of any item of WPZ Intellectual Property; (iii) neither the ownership of a WPZ Company of any item of WPZ Intellectual Property nor its use thereof in connection with the assets and properties such WPZ Company violates any Laws;
(iv) none of the WPZ Intellectual Property, or use thereof by any WPZ Company in connection with the assets and properties of such WPZ Company is subject to any outstanding order, decree, judgment, stipulation or any Lien; (v) to the Knowledge of WPZ, no third party has infringed upon, misappropriated, violated or otherwise come into conflict with any of the WPZ Intellectual Property; (vi) no software code that is subject to a GNU Public License or other similar open source licensing arrangement has been incorporated into any WPZ Company products; (vii) no WPZ Company has granted any exclusive license to any third parties with regard to any item of WPZ Intellectual Property; and (viii) each item of WPZ Intellectual Property shall be available to the Surviving

Corporation and its Subsidiaries on terms and conditions identical to the terms and conditions (if any) upon which such item was available to the WPZ Companies prior to the Effective Time.

                  (c) Except as disclosed on EXHIBIT 6.22(c), no WPZ Company has received any notice that it has infringed, misappropriated or otherwise violated any Intellectual Property rights or other rights of any third parties and to the Knowledge of WPZ no infringement, misappropriation or violation will occur as a result of the continued operation of the WPZ Companies' respective businesses as currently conducted or as currently proposed to be conducted.

         Section 6.23. PUBLICATIONS IN PROCESS. The publications in process and the yellow pages directories in process of publication are suitable and usable in all materials respects in the ordinary course of business, and suitable and usable in all material respects for the due publication of WPZ's neighborhood telephone directories.

         Section 6.24. LIST OF PUBLICATIONS. EXHIBIT 6.24 attached hereto contains a true and complete list of (a) each telephone directory published by WPZ and its Subsidiaries, (b) the two most recent dates on which each of such directories was published by WPZ and its Subsidiaries and (c) the approximate number of copies of each directory published on the most recent date listed. To the Knowledge of WPZ, the directories listed in EXHIBIT 6.24 generally contain substantially all of the addresses and phone numbers for the area of their respective publication (except for telephone numbers that are "unlisted" by agreement with the applicable local telephone exchange company) and were generally distributed to substantially all of the residences and business firms in its area.

         Section 6.25. REPLACEMENT OF PHONE LISTINGS. WPZ does not have any Knowledge that any arrangements under which information is being supplied to WPZ and its Subsidiaries by any local telephone exchange company for listed telephone numbers and addresses of households in the geographical areas in which WPZ or any of its Subsidiaries publishes telephone directories will be canceled, terminated or revoked.

         Section 6.26. ACCOUNTS RECEIVABLES. All of the notes and accounts receivable as reflected on the Latest Balance Sheet and any additional notes and accounts receivable recorded in the books and records of WPZ thereafter are, and as of the Closing Date will be, receivables that arose in the ordinary course of business and to the knowledge of WPZ, subject to no valid counterclaims or setoffs (except as reserved against in the Latest Balance Sheet, or in a subsequent balance sheet, to the extent they are recorded after the Latest Balance Sheet date).

                                   ARTICLE VII
                                    COVENANTS

         Section 7.1.      CONDUCT OF THE BUSINESS OF WPZ.

                  (a) Except as set forth in EXHIBIT 7.1A attached hereto, during the period from the date of this Agreement to the Effective Time, WPZ shall, and shall cause each of its Subsidiaries and Partnerships to, conduct their respective operations in the ordinary and usual course of business and consistent with past practice, and to use their respective reasonable commercial efforts to preserve intact their respective business organizations, to use reasonable commercial efforts to maintain all material assets in good repair and condition (except for ordinary wear and tear) and all insurance and intellectual property necessary to the conduct of their businesses as currently conducted, to keep available the services of their officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with them. Without limiting the generality of the foregoing, prior to the Effective Time, neither WPZ nor any of WPZ's Subsidiaries or Partnerships will, without the prior written consent of Parent:

                           (i)      amend its Articles or Certificate of
Incorporation, Bylaws, or other organizational documents;

                           (ii)     authorize for issuance or issue, sell,
pledge or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, or any options, warrants, rights or other securities outstanding as of the date hereof and disclosed pursuant to EXHIBIT 6.2 to this Agreement;

                           (iii)    split, combine or reclassify any shares
of its capital stock or other securities, as applicable, or declare, set aside or pay any dividend or other distribution or redemption (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other securities, as applicable, or redeem or otherwise acquire any of its securities or any securities of their respective Subsidiaries and Partnerships or permit or cause any adjustment to the exercise or conversion price of any of the Options;

                           (iv)     (A) incur or assume any Funded Debt not
currently outstanding, except for borrowings in the ordinary course of business under revolving credit agreements in effect on the date hereof and ordinary course accruals of unpaid interest under the Credit Agreement and the Convertible Debentures, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any Person or permit the renewal or extension of any contract or other obligation that is the subject of a guarantee or similar obligation, other than for intercompany obligations or in connection with the endorsement of checks for deposit in the ordinary course of business, (C) make any loans, advances or capital contributions to, or investments in, any other Person other than advances in the ordinary course of business in respect of business expenses of employees, and other than intercompany advances, (D) enter into any Contract other than those disclosed on Schedule 6.9 or alter, amend, modify or exercise any option under any Contract or exercise any option under any supply or requirements agreement or (E) authorize any capital expenditures other than capital expenditures pursuant to Contracts entered into prior to the date hereof, and capital expenditures reflected in the capital budget for WPZ, a copy of which will be provided to Parent prior to the Closing Date, not in excess of $300,000 in the aggregate.

                           (v)      adopt or amend (except as may be required
by Law or as provided in this Agreement) any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee (except for normal increases in salary to employees (other than officers and directors) in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in compensation expense);

                           (vi)     acquire, sell, lease or dispose of any
material assets outside the ordinary course of business or acquire (whether by merger, consolidation or acquisition of stock or assets) any Person or business or division thereof;

                           (vii)    change any accounting policies or
practices or manage its working capital other than in the ordinary course of business in a manner consistent with past practices (without limiting the generality of the foregoing, neither WPZ nor any of WPZ's Subsidiaries or Partnerships will accelerate collection of receivables, delay the payment of payables or otherwise defer expenses or accelerate invoices, in either case as compared with WPZ's past practice);

                           (viii)   settle or compromise any material
federal, state, local or foreign income Tax liability;

                           (ix)     except for the payment of professional
fees, pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of current or contractual liabilities in the ordinary course of business;

                           (x)      amend or waive any of its rights under
the Amendment Agreement;

                           (xi)     hold any meeting of its stockholders
except to the extent required by the request of the stockholders entitled to call a meeting under WPZ's Bylaws or the GCL or as contemplated by SECTION 3.5;

                           (xii)    take any action that would result in a
material violation of Law or cause a material breach of any material Contract or other commitment to which any WPZ Company is party;

                           (xiii)   undertake any office closing or employee
layoffs that could implicate the WARN Act;

                           (xiv)    take any action that would or is
reasonably likely to result in any of the conditions set forth in Article VIII not being satisfied as of the Closing Date; or

                           (xv)     agree in writing or otherwise to take any
of the foregoing actions.

                  (b) Parent hereby designates the two officers of Parent identified on EXHIBIT 7.1B attached hereto, or such other officers as Parent may designate from time to time upon written notice to WPZ ("Parent's Representatives"), to be responsible for determining whether consent to any action prohibited by SECTION 7.1(a) shall be given by Parent. WPZ hereby designates the two officers of WPZ identified on EXHIBIT 7.1B attached hereto, or such other officers as WPZ may designate upon written notice to Parent ("WPZ's Representatives"), to contact Parent's Representatives with any requests for consent to any action prohibited by SECTION 7.1(a).

         Section 7.2.      NO SOLICITATION.

                  (a) WPZ agrees that it shall not, after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with SECTION 9.1, directly or indirectly, through any officer, director, employee, agent or otherwise, (i) solicit, initiate or encourage submission of proposals, offers or expressions of interest from any Person relating to any acquisition or purchase of all or a substantial portion of the assets of or any equity interest in (including by way of a tender offer), any WPZ Company or any investment in or merger, consolidation, recapitalization, share exchange, business combination or other similar transaction involving any WPZ Company (any of the foregoing proposals, offers or expressions of interest being referred to herein as an "Acquisition Proposal") or (ii) participate in any negotiations or discussions regarding, or furnish to any Person any nonpublic information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any Acquisition Proposal or make any public announcement of any Acquisition Proposal or intention with respect thereto other than the transaction contemplated by this Agreement; provided, however, that prior to adoption of this Agreement by the Stockholders of WPZ at the Special Meeting, WPZ may participate in negotiations or discussions with, and provide nonpublic information to, any Person concerning an Acquisition Proposal submitted in writing by such Person to the Board of Directors of WPZ after the date of this Agreement if (A) such Acquisition Proposal was not solicited, initiated or encouraged in violation of this Agreement, (B) the Board of Directors of WPZ reasonably determines that such Acquisition Proposal is likely to result in a Superior Proposal, (C) the Board of Directors of WPZ has made a Fiduciary Determination to participate in negotiations or discussions with or provide nonpublic information to such Person, (D) prior to furnishing such information to, or engaging in discussions or negotiations with, such Person, WPZ received from such Person an executed confidentiality agreement with terms materially no less favorable to WPZ than those contained in the Confidentiality Agreement and (E) WPZ has complied with the terms of SECTION 7.2(b).

                  (b) WPZ shall notify Parent as promptly as practicable (and in any event within 48 hours) if any Acquisition Proposal is made and shall in such notice indicate in reasonable detail the identity of the Person making such Acquisition Proposal and the terms and conditions of such Acquisition Proposal, and shall keep Parent promptly advised of all developments relating to such Acquisition Proposal. Without limiting the foregoing, at least two business days prior to participating in negotiations or discussions with or providing nonpublic information to any Person making such Acquisition Proposal, the Board of Directors of WPZ shall notify Merger Subsidiary of its intention to so negotiate, engage in discussions or provide information, and, thereafter the Board of Directors of WPZ shall negotiate in good faith with Merger Subsidiary with respect to any revised proposal to acquire the Shares that Merger Subsidiary may make as a counteroffer to such Acquisition Proposal. Upon receipt of any such counter offer, WPZ shall have the right, notwithstanding the provisions of SECTION 7.2(a), to notify the Person making such Acquisition Proposal of any counter offer that Merger Subsidiary may make prior to taking action in respect of such counter offer.

                  (c) WPZ shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Parent and Merger Subsidiary) conducted heretofore with respect to any Acquisition Proposal.

         Section 7.3.      ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT.

                  (a) Between the date of this Agreement and the Effective Time, WPZ will give Parent and its authorized representatives access during normal business hours to all offices and other facilities, personnel, accountants and to all books and records of the WPZ Companies, will permit Parent to make such inspections and to engage in such monitoring as it may reasonably request and will cause its officers and those of its Subsidiaries and Partnerships to furnish such financial and operating data and other information with respect to their businesses and properties as may from time to time be requested by Parent. Subject to SECTION 7.6 hereof, all such information shall be kept confidential by Parent in accordance with the Confidentiality Agreement, except that Parent may disclose any information as it may determine is necessary or prudent in connection with its financing.

                  (b) Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the Effective Time, at which time the Confidentiality Agreement shall terminate and be of no further force and effect.

         Section 7.4. REASONABLE COMMERCIAL EFFORTS. Subject to the terms and conditions herein provided and subject to fiduciary obligations under applicable Law as advised by counsel (which in the case of WPZ shall be a Fiduciary Determination), each of the parties hereto agrees to use its reasonable commercial efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement, including, in the case of Parent and Merger

Subsidiary, exercising all reasonable commercial efforts to satisfy the financing condition set forth in SECTION 8.3(e). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. WPZ and Parent will execute any additional instruments necessary to consummate the transactions contemplated hereby.

         Section 7.5. CONSENTS. WPZ and Parent each will use its reasonable commercial efforts to obtain consents of all third parties and governmental authorities necessary for such party to consummate the transactions contemplated by this Agreement.

         Section 7.6. PUBLIC ANNOUNCEMENTS. The parties hereto have agreed upon the text of their respective press releases announcing, among other things, the execution of this Agreement, which press releases shall be disseminated promptly following the execution hereof. WPZ and Parent will consult with each other before issuing any additional press releases or otherwise making any additional public statement with respect to this Agreement, the Merger or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law based on the advice of such party's counsel or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcements.

         Section 7.7.      INDEMNIFICATION; INSURANCE.

                  (a) From and after the consummation of the Merger and for six years thereafter, the Surviving Corporation shall cause WPZ and its wholly-owned Subsidiaries to maintain all rights of indemnification (including rights to advancement of expenses and exculpation from liability) existing in favor of the present and former directors and officers of WPZ and such Subsidiaries (collectively, the "Indemnified Parties") on terms no less favorable than those provided in the certificates of incorporation and bylaws of such entities on the date of this Agreement with respect to matters occurring prior to the Effective Time, subject to any limitations provided by applicable Law; provided that, as a condition to any advancement or reimbursement of expenses hereunder or thereunder, the Indemnified Party shall agree in writing to promptly repay to the Surviving Corporation the amount of any such advance or reimbursement if it shall be judicially determined by judgment or order of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified by the Surviving Corporation in connection with such matter. To the extent consistent with the foregoing, the Surviving Corporation shall cause each of WPZ and its Subsidiaries (or any of their successors) to perform all of their respective obligations under those Indemnification Agreements listed on EXHIBIT 7.7 attached hereto. Parent acknowledges that all directors, officers and employees of Subsidiaries of WPZ that are not wholly-owned Subsidiaries who are also directors, officers or employees of WPZ are serving in their capacities at such Subsidiaries at the direction and request of WPZ.

                  (b) The Surviving Corporation shall cause to be maintained in effect from the consummation of the Merger and for six years thereafter the current policies (other than the excess liability policy procured in March 2001) for directors' and officers' liability insurance maintained by WPZ for the benefit of the Indemnified Parties (copies of which have been provided to Parent and have not been subsequently modified or amended) for those Indemnified Parties that are currently covered by such policies, including coverage with respect to claims arising from facts or events that occurred at or prior to the consummation of the Merger (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less advantageous), with respect to matters occurring prior to the Effective Time, to the extent such insurance is available to Parent in the market; provided that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of premium paid by WPZ as of the date hereof for such insurance, then the Surviving Corporation shall provide a policy with the best coverage as shall then be available at 200% of such rate.

                  (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation honor the indemnification obligations set forth in this SECTION 7.7.

                  (d) The obligations of WPZ and Parent under this SECTION
7.7 shall not be terminated, modified or assigned in such a manner so as to adversely affect any Indemnified Party without the consent of such Indemnified Party (it being expressly agreed that the Indemnified Parties shall be third-party beneficiaries of this SECTION 7.7).

         Section 7.8. NOTIFICATION OF CERTAIN MATTERS. WPZ shall give prompt notice to Parent, and (in the case of clauses (a), (d) and (e) of this SECTION 7.8 only) Parent and Merger Subsidiary shall give prompt notice to WPZ, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or is reasonably likely to cause any representation or warranty of such party contained in this Agreement or the other agreements contemplated hereby to be untrue at any time from the date of this Agreement to the Closing Date, (b) any Material Adverse Effect with respect to the WPZ Companies, taken as a whole, or any event, change, occurrence, effect, fact, condition, development or circumstance or series of events, changes, occurrences, effects, facts, conditions, developments or circumstances that could reasonably be expected to result in a Material Adverse Effect with respect to the WPZ Companies, taken as a whole, (c) any material claims, actions, proceedings, litigation or governmental investigations commenced or, to its Knowledge, threatened, involving or affecting WPZ or any of its Subsidiaries or any of their material property or assets or the transactions contemplated hereby which is likely to have a Material Adverse Effect on the WPZ Companies, taken as a whole, (d) any failure of WPZ or Parent or of any officer, director, employee or agent thereof to comply in all material respects with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder or (e) any written notice which Parent has received from its bank financing sources to the effect that the condition set forth in SECTION 8.3(e) will not to be satisfied. Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder, nor shall it limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each of WPZ and Parent shall give prompt notice to the other party of any notice or other communication from any third party or Governmental Authority alleging that the consent of such third party or Governmental Authority is or may be required in connection with the transactions contemplated by this Agreement.

         Section 7.9. RESIGNATIONS. Prior to the Effective Time, WPZ shall request and obtain written resignations of all of the directors and officers of the WPZ Companies effective as of the Effective Time.

         Section 7.10. FINANCIAL STATEMENTS. During the period prior to the Closing Date, WPZ shall provide Parent and Merger Subsidiary as promptly as practicable (i) (and in any event within twenty (20) days following the end of such month) with a copy of an unaudited consolidated balance sheet for each of the months ended prior to the Closing Date (commencing with the month ended March 31, 2001), and the related consolidated statements of earnings, stockholders' equity and cash flows for the month then ended, and (ii) (and in any event within thirty (30) days following the end of such month) with a copy of the unaudited consolidated balance sheet of WPZ and its Subsidiaries as of March 30, 2001 and June 30, 2001, in each case for the three month period then ended, together with the related consolidated statements of earnings, stockholders' equity and cash flows for such three month period.

                                  ARTICLE VIII
                CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

         Section 8.1. CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to consummate the Merger is subject to the satisfaction at the Effective Time of the following conditions precedent:

                  (a) this Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of Shares (and any other security holders entitled to vote thereon) as required under the GCL;

                  (b) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or any Governmental Authority which prohibits the consummation of the Merger or is reasonably likely to cause any of the transactions contemplated hereby to be rescinded; and

                  (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, all applicable requirements of the Exchange Act shall have been satisfied and any applicable filings under state securities, "Blue Sky" or takeover laws shall have been made.

         Section 8.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF WPZ. The obligations of WPZ to consummate the Merger are subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions precedent:

                  (a) the representations and warranties of Parent and Merger Subsidiary contained herein, ignoring for purposes of satisfying this condition any exception or qualification as to materiality or Material Adverse Effect, shall be true and correct when made and at and as of the Closing with the same force and effect as if those representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a specified earlier date, in which event such representations and warranties must be true and correct as of such specified date), except where the failure to be so true and correct is not individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the WPZ Companies, taken as a whole, or the ability of WPZ or Parent to consummate the Merger; and

                  (b) Parent and Merger Subsidiary shall have performed all obligations and complied with all covenants necessary to be performed or complied with by them on or before the consummation of the Merger.

         Section 8.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver in writing at or prior to the Effective Time of the following conditions precedent:

                  (a) the representations and warranties of WPZ contained herein, ignoring for purposes of considering satisfaction of this condition any exception or qualification as to materiality or Material Adverse Effect, shall be true and correct when made and at and as of the Closing with the same force and effect as if those representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a specified earlier date, in which event such representations and warranties must be true and correct as of such specified date), except where the failure to be so true and correct is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the WPZ Companies, taken as a whole, Parent, or their respective abilities to consummate the Merger; and

                  (b) each of the representations and warranties of WPZ contained in SECTIONS 6.2, 6.15, 6.16 and 6.20 shall be true and correct when made and at and as of the Closing with the same force and effect as if those representations and warranties had been made at and as of such time.

                  (c) WPZ shall have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the consummation of the Merger.

                  (d) Since December 31, 2000, there shall have been no Material Adverse Effect with respect to the WPZ Companies, taken as a whole, or any event, change, occurrence, effect, fact circumstance or condition which could reasonably be expected to have a Material Adverse Effect with respect to the WPZ Companies, taken as a whole.

                  (e) Parent and Merger Subsidiary shall have obtained the financing proceeds contemplated by the Commitment Letters on the terms and conditions set forth in the Commitment Letters and the term sheets and schedules attached thereto or if such financing cannot be effected without modification of the terms and conditions, on terms which are not materially less favorable to Parent and Merger Subsidiary.

                  (f) WPZ shall have received a payoff letter from Bank of America, N.A., in the form annexed as EXHIBIT 8.3(n) hereto, and shall have received releases of all liens, claims, encumbrances or security interests with respect to any Funded Debt being repaid or refinanced on or prior to the Effective Time; (it being understood that all indebtedness under that certain Amended and Restated Loan Agreement dated as of March 30, 2000, by and among WPZ, those certain financial institutions whose names appear on the signature page thereof and Bank of America, N.A., as Administrative Agent (the "Credit Agreement") will be repaid with the proceeds of Parent's financing in connection with the Closing).

                  (g)      [INTENTIONALLY LEFT BLANK].

                  (h) Parent and Merger Subsidiary shall have received from Swidler Berlin Shereff Friedman, LLP, counsel for the WPZ Companies, an opinion with respect to the matters set forth in EXHIBIT 8.3(h) attached hereto, which shall be addressed to Parent and Merger Subsidiary, dated as of the Closing Date.

                  (i) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which (i) materially restricts, prevents or prohibits consummation of the Merger or results in the obligation to pay damages as a result of or in connection with the transactions contemplated by this Agreement in amounts that could have a Material Adverse Effect on Parent, (ii) prohibits or limits materially the ownership or operation by Parent, Merger Subsidiary or any of their Subsidiaries of all or any material portion of the business or assets of WPZ and its Subsidiaries taken as a whole or compels Parent, Merger Subsidiary, or any of their Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of WPZ or any of its Subsidiaries, (iii) imposes material limitations on the ability of Parent, Merger Subsidiary or any other Subsidiary of Parent to acquire or hold, or to exercise effectively full rights of ownership of, any Shares, or (iv) requires divestitures by Parent, Merger Subsidiary or any other affiliate of Parent of any Shares.

                  (j) WPZ shall not have received notice that Dissenting Shareholders hold more than 15% of each class of capital stock entitled to approve the Merger.

                  (k) Parent and Merger Subsidiary shall have received a certificate, substantially in the form of EXHIBIT 8.3(k) attached hereto, of an officer of WPZ, dated the Closing Date, certifying as to the satisfaction of the conditions specified in SECTIONS 8.3(a)-(d), (f), (i), (j), (l) and (n).

                  (l) WPZ Expenses for which WPZ is liable shall not exceed $4,500,000 in the aggregate.

                  (m) WPZ shall have delivered copies of the resolutions adopted by WPZ's Board of Directors as required by Sections 3.6 and 4.5, along with a certification of an officer of WPZ that such resolutions are true, correct and complete and are in full force and effect as of the Closing.

                  (n)      All of the following shall have occurred:

                           (i)      the Convertible Debentures shall have been
redeemed, effective as of the Closing, for an amount of cash equal to 109% of the principal amount thereof plus accrued but unpaid interest, which redemption shall be funded out of the proceeds of the Parent's financing;

                           (ii)     the Other Options issued with respect to
the Debentures (or one or more affidavits of loss) shall have been surrendered to WPZ for cancellation and canceled without additional consideration;

                           (iii)    WPZ shall have obtained a full and
unconditional and enforceable release covering any and all Claims (as defined in Section 12 of the Amendment Agreement) that exist or that in the future may exist, including without limitation, with respect to the Convertible Debentures, the Other Options issued with respect to the Debentures, that certain Amendment Agreement dated as of April 26, 2001 by and among WPZ, Halifax Fund, L.P., Elliott Associates, L.P., and Elliott International, L.P. (the "Amendment Agreement") or the Transaction Documents (subject to the exceptions set forth in Sections 12(a)(z) and 12(c) of the Amendment Agreement);

                           (iv)     the holders of the Convertible Debentures
shall have received an opinion from an independent counsel or a payoff letter from WPZ's senior lender, in either case satisfying the requirements of
Section 1(b)(iii) of the Amendment Agreement;

                           (v)      either (x) the Claim Conditions (as
defined in Section 12 of the Amendment Agreement) shall not have been satisfied at any time on or before the Redemption Closing (as defined in Section 1(j) of the Amendment Agreement) or (y) the Claim Conditions are satisfied, but no litigation shall have been commenced (other than litigation that has been finally settled in a manner acceptable to Parent and dismissed by stipulation or otherwise with prejudice) prior to the Redemption Closing thereof and no notice is given of any Claims (as defined in Section 12 of the Amendment Agreement) pursuant to the terms of Section 12(a) (subject to the exceptions set forth in Sections 12(a)(z) and 12(c) of the Amendment Agreement); and

                           (vi)     there shall have been no reset of the
conversion price of the Convertible Debentures to a price below $3.875.

                                   ARTICLE IX
                         TERMINATION; AMENDMENT; WAIVER

         Section 9.1. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the respective shareholders of Parent and Merger Subsidiary, but prior to the Effective Time:

                  (a)      by mutual written consent of Parent and WPZ;

                  (b) by Parent or WPZ, if the Effective Time shall not have occurred on or before August 21, 2001 (the "Termination Date");

                  (c) by either Parent or WPZ, if there shall have been a breach by the other of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in SECTIONS 8.2(a) and 8.2(b) (in the case of a breach by Parent) or SECTIONS 8.3(a) through (d),
(f), (i), (j), (l), (m) and (n) (in the case of a breach by WPZ), and in any such case such breach or failure of condition shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty
(30) days after written notice thereof shall have been received by the party alleged to be in breach;

                  (d) by (i) Parent, upon the occurrence of an event, condition or circumstance that does not constitute a breach of a representation, warranty, covenant or obligation contained in this Agreement but results in any condition set forth in SECTION 8.1(c) or 8.3 being incapable of being satisfied, or (ii) WPZ, upon the occurrence of an event, condition or circumstance that does not constitute a breach of a representation, warranty, covenant or obligation contained in this Agreement but results in any condition set forth in SECTION 8.2 being incapable of being satisfied or the inability of Parent to satisfy the condition set forth in
SECTION 8.3(e). Parent shall have thirty (30) days to cure such condition under SECTION 8.3(e), but only to the extent such condition is capable of being cured;

                  (e) by Parent, if the Board of Directors of WPZ should fail to make a Company Recommendation to vote in favor of the approval of the Merger and this Agreement, or such Company Recommendation shall have been made and subsequently withdrawn, modified or amended in any manner adverse to Parent (it being understood that taking no position or remaining neutral (a "Neutral Statement") with respect to, or making a recommendation in favor of a tender or exchange offer from a third party, in a filing made pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act shall constitute an adverse modification of the Company Recommendation of the Merger);

                  (f) by Parent, if (i) any other entity, Person or group consummates a tender offer pursuant to which such Person, entity or group becomes the beneficial owner of 50% or more of the then outstanding shares of WPZ Common Stock, or (ii) the Special Meeting has not been convened prior to the day before the Termination Date and the failure to convene the Special Meeting was not the fault of Parent;

                  (g) by Parent or WPZ, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (h) by Parent or WPZ, if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption of this Agreement by the WPZ stockholders at the Special Meeting or any adjournment or postponement thereof; or

                  (i) by WPZ two business days after giving the Parent written notice that a Fiduciary Determination has been made to terminate this Agreement so that WPZ may enter into an agreement with respect to a Superior Proposal, if but only if (i) WPZ complies with the requirements of SECTION 9.3 and SECTION 10.9, and (ii) WPZ has not theretofore entered into any agreement with the Person making such Superior Proposal other than the confidentiality agreement contemplated by SECTION 7.2(a).

The party desiring to terminate this Agreement pursuant to clause (b) through
(i) of this SECTION 9.1 shall give written notice to the other party in accordance with SECTION 10.3, specifying the provision hereof pursuant to which such termination is effected. Notwithstanding anything to the contrary herein, the right to terminate this Agreement under SECTIONS 9.1(b), (c), (d) or (h) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the condition to be satisfied.

         Section 9.2. EFFECT OF TERMINATION. If this Agreement is so terminated and the Merger is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party or its directors, officers or shareholders, except as provided under the provisions of this SECTION 9.2, SECTION 9.3 and ARTICLE X; provided that nothing contained in this SECTION 9.2 shall relieve any party from any liability to the other party for any intentional breach of this Agreement prior to or as of the date of such termination.

         Section 9.3.      TERMINATION FEES.

                  (a) If this Agreement shall have been terminated pursuant to
SECTION 9.1(e), SECTION 9.1(f)(i), or SECTION 9.1(i) then WPZ shall promptly, but in no event later than two business days after the termination of this Agreement (or in the event of a termination pursuant to SECTION 9.1(i), on the date of termination), pay Parent an amount equal to $9,200,000 (the "Break-up Fee") plus all Expenses pursuant to SECTION 10.9(c), subject to the limitation on amount set forth therein.

Payment of any amounts pursuant to this SECTION 9.3(a) shall be made as directed by Parent, by wire transfer in immediately available funds promptly, but in no event later than two business days following such termination (provided that in the event of a termination pursuant to SECTION 9.1(i), such payment shall be made on the date of termination).

                  (b) If this Agreement shall have been terminated pursuant to
SECTION 9.1(c) or SECTION 9.1(f)(ii) or SECTION 9.1(h), WPZ shall (i) promptly, but in no event later than two business days after the termination of this Agreement, pay the Expenses pursuant to SECTION 10.9 subject to the applicable limitations or amounts set forth therein as directed by Parent, by wire transfer in immediately available funds, except that WPZ shall not be required to pay Expenses in the event of termination of this Agreement pursuant to SECTION 9.1(c) that arises solely from a failure of SECTION 4.7 or 8.3(n), and (ii) if within six (6) months following the date of such termination, (A) WPZ enters into a written agreement (other than a confidentiality agreement) with respect to a merger, consolidation, business combination or other similar transaction involving WPZ or a substantial portion of its assets (an "Alternative Acquisition"), or (B) any third party (other than an Affiliate of Parent or Merger Subsidiary) acquires 50% or more of the then outstanding Shares from WPZ or pursuant to a tender offer made to all shareholders (a "Stock Purchase") then WPZ shall, upon the closing of such Alternative Acquisition or Stock Purchase, pay Parent the Break-up Fee and all Expenses not previously paid or reimbursed by Parent, as directed by Parent, by wire transfer in immediately available funds.

                  (c) The payment of any Break-up Fee and/or Expenses pursuant to SECTIONS 9.3 or 10.9 shall be compensation for the loss suffered by Parent as the result of the failure of the Merger to be consummated.

         Section 9.4. AMENDMENT. Subject to applicable law, this Agreement may be amended by action taken by the parties hereto at any time before or after approval of the Merger by the stockholders of WPZ. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.5. EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Subsidiary on the one hand, and WPZ on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or
(iii) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall not survive beyond the Effective Time.

         Section 10.2. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and other agreements or letters signed as of the date hereof (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in SECTION 7.3(b) hereof, all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, except that Parent or Merger Subsidiary may assign its rights hereunder to any Person controlled by or under common control with the Parent provided, however, that no such assignment shall relieve Parent of its liabilities under this Agreement.

         Section 10.3. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being entrusted to an overnight courier for delivery or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

                  if to WorldPages.com, Inc.:

                           WorldPages.com, Inc.
                           6801 Gaylord Parkway
                           Suite 300
                           Frisco, Texas 75034
                           Attention:    Michael Pruss
                                         George Anderson
                           Fax: (972) 731-6699

                  with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention:  Richard A. Goldberg, Esq.
                           Fax:  (212) 891-9598

                  if to either Parent or Merger Subsidiary:

                           c/o TransWestern Publishing Company, L.L.C.
                           8344 Clairemont Mesa Blvd.
                           San Diego, California 92111
                           Attention:  Laurence H. Bloch
                                       Ricardo Puente
                           Fax: (858) 292-4125

                with a copy to:

                           Thomas H. Lee Company
                           75 State Street
                           Boston, Massachusetts 02109
                           Attention:  C. Hunter Boll
                                       Scott A. Schoen
                           Fax: (617) 227-3514

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Attention:  William S. Kirsch, P.C.
                           Fax:  (312) 861-2200

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 10.4. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and, in connection with any such matter, to service of process by notice as otherwise provided herein, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court.

         Section 10.5. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 10.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each entity that is a party hereto, and nothing in this Agreement; express or implied, is intended to or shall confer upon any Person not a party hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in SECTION 7.8.

         Section 10.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 10.8. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 10.9. FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that if (a) this Agreement is terminated pursuant to SECTION 9.1(c) as a result of an intentional breach by WPZ, then all Expenses not to exceed $5,500,000 in the aggregate shall be promptly paid in cash by WPZ upon delivery of invoices with respect thereto by Parent; (b) this Agreement is terminated pursuant to
SECTION 9.1(f)(ii) or 9.1(h) then 50% of all Expenses not to exceed $1,750,000 in the aggregate shall be promptly paid in cash by WPZ upon delivery of invoices with respect thereto; or (c) Parent is entitled to the Break-up Fee pursuant to SECTION 9.3, then all Expenses not to exceed $5,500,000 in the aggregate shall be promptly paid in cash by WPZ upon delivery of invoices with respect thereto by Parent.

         Section 10.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, all as of the day and Year first above written.



                                        TRANSWESTERN PUBLISHING COMPANY LLC



                                        By: /s/ Ricardo Puente
                                           ------------------------------------
                                           Ricardo Puente
                                           CEO


                                        WORLDPAGES MERGER SUBSIDIARY, INC.



                                        By: /s/ Ricardo Puente
                                           ------------------------------------
                                           Ricardo Puente
                                           CEO

                                        WORLDPAGES.COM, INC.



                                        By: /s/ Michael A. Pruss
                                           ------------------------------------
                                           Michael A. Pruss
                                           Chief Financial Officer,
                                           Vice President and Secretary